CONTRIBUTION AGREEMENT

by and between

SAN JOAQUIN FARMS, LLC,
a Washington limited liability company authorized
to do business in the State of California as
WASHINGTON SAN JOAQUIN FARMS, LLC,

“Contributor,”

and

GLADSTONE LAND LIMITED PARTNERSHIP,
a Delaware limited partnership authorized
to do business in the State of California,

or its assignee(s) and/or nominee(s), collectively “Recipient,”

DATED SEPTEMBER 13, 2016

[CLIFFORD & BROWN, A PROFESSIONAL CORPORATION – 090516 VERSION]

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is dated and effective as of this thirteenth (13th) day of September, 2016 (the “Effective Date”), between SAN JOAQUIN FARMS, LLC, a Washington limited liability company authorized to do business in the State of California as WASHINGTON SAN JOAQUIN FARMS, LLC (“Contributor”), and GLADSTONE LAND LIMITED PARTNERSHIP, a Delaware limited partnership authorized to do business in the State of California, or its assignee(s) and/or nominee(s), (collectively the “Recipient”), who agree and contract as described below. Contributor and Recipient are referred to singularly as a “party” and collectively as the “parties” on a generic basis.

Recitals

This Agreement is made and entered into in reliance on the accuracy of the following facts and circumstances, which are acknowledged by the parties to be accurate, complete and true:

A.    Contributor is the owner in fee of that certain agricultural real property consisting of approximately one thousand three hundred fifty-eight assessed acres (1,358 assessed acs.), located in Stanislaus County, California, and identified as Stanislaus County Assessor’s Parcel Nos. 020-008-012 and -013, and 020-010-003 and -004 (collectively the “Diego Ranch”);

B.    Contributor, as the landlord, leases the Diego Ranch to OLAM FARMING, INC., a Delaware corporation authorized to do business in the State of California (“Tenant”) pursuant to their “Agricultural Lease (Diego Ranch)” dated August 7, 2012, which also was memorialized by the “Memorandum of Agricultural Lease (Diego Ranch -- Stanislaus County)” between Contributor and Tenant dated August 7, 2012, and recorded as Document No. 2012-0069972-00 in the Stanislaus County Official Records on August 7, 2012 (collectively the “Diego Ranch Lease”);

C.    That portion of the Diego Ranch consisting of approximately consisting of approximately four hundred assessed acres (400.00 assessed acs.), located in the unincorporated area of Stanislaus County, California, identified as Stanislaus County Assessor’s Parcel Nos. 020-010-003 and -004, and legally described in Exhibit “A” attached hereto and incorporated herein by reference as if fully set forth at length is hereinafter referred to as the “Land.” The portion of the Diego Ranch Lease attributable to the Land is hereinafter referred to as the “Lease.” The term “Property” means singularly or collectively, on a generic basis, the following: (i) the Land; (ii) the Appurtenant Rights (as defined in Section 2.3); (iii) the Lease; (iv) any and all oil, gas, minerals and other hydrocarbon substances, and minerals, including, without limitation, all coal, metals, ores, sand, gravel and the like within or underlying the Property, and owned by Contributor and not reserved in prior deeds of record, if any; and, (v) any and all water, water agreements or contracts, water rights (whether riparian, appropriative, groundwater, overlying, prescriptive, surface water or otherwise, and whether or not appurtenant), and water stock in, relating to or concerning the Land, or within or underlying the Land, and owned by Contributor and not reserved or excepted in prior deeds of record, if any, and which are assignable to and assumable by Recipient;

D.    The Property does not include, and specifically excludes, any tangible personal property. The Property also does not include, and specifically excludes, any and all amenities, betterments, buildings, fixtures, structures and other improvements thereon, whether above-or belowground, if any, including, without limitation, almond trees, wells, pumps, motors, electrical panels, electrical hookups, water conveyance and discharge facilities, pipelines and irrigation systems (the “Excluded Improvements”). The significant Excluded Improvements are described in Exhibit “B,” attached hereto and incorporated herein by reference as if fully set forth at length, and for the most part belong to the respective Tenant of the Property;

E.    The Property is primarily planted with almond trees;

F.    Contributor has, subject to the conditions, covenants, provisions and terms of this Agreement, agreed to contribute and transfer, and the Recipient has agreed to, directly or indirectly, acquire all of the rights, title and interest in, the Property (collectively the “Transactions”); and

G.    The Parties intend to treat the contribution and transfer of the Property in exchange for the OP Units to be issued hereunder as part of the Transactions as a nontaxable contribution to a “partnership” in exchange for an interest in the “partnership” for federal income tax purposes pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Contributor and the Recipient shall report the transactions hereunder in a manner consistent with this intention unless otherwise required by applicable law..

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which they expressly acknowledge, the parties agree and contract as follows:

The Agreement

ARTICLE I. THE PRIMARY TERMS

The following terms shall have the meanings specified, when used in this Agreement:
1.1. AGREED PRICE AND ALLOCATION
1.1.1. Agreed Price.  The Agreed Price is Four Million One Hundred Twenty-Five Thousand Dollars and No Cents ($4,125,000.00) less the prorations and adjustments credited or charged to the Contributor pursuant to this Agreement.

1.1.2. Allocation. The Agreed Price shall be allocated amongst the legal parcels of the Property pursuant to Section 3.4
1.2. THE DEPOSIT
Recipient shall pay an initial deposit into Escrow in the amount of Forty Two Thousand Dollars and No Cents ($42,000.00) (the “Deposit”). The Deposit shall be deposited into an interest bearing account proposed by Title Company and approved by the parties on or before one (1) business day after the Effective Date. At Closing, the Deposit shall be applicable to the Agreed Price. Subject to the terms and provisions of this Agreement, the Deposit shall be: (i) considered nonrefundable after the expiration of the Due Diligence Period (as defined in Section 1.3) if Recipient does not terminate this Agreement within the Due Diligence Period; (ii) returned to Recipient if it terminates this Agreement within the Due Diligence Period; or, (iii) returned to Recipient in the event of a Contributor default pursuant to Section 7.2. Interest shall inure to the Recipient.

1.3 DUE DILIGENCE PERIOD	Commencing on the Effective Date and expiring at 5:00 p.m., Pacific Time, on September 13, 2016 (“Due Diligence Period”).

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1.4. TITLE REVIEW PERIOD	Commencing on the Effective Date and expiring at 5:00 p.m., Pacific Time, on September 13, 2016 (“Title Review Period”).
1.5. CLOSING	The consummation of the transaction contemplated by this Agreement and the Escrow that shall occur on the Closing Date (as defined in Section 1.6).
1.6. CLOSING DATE	Subject to Section 3.6, if this Agreement is not terminated within the Due Diligence Period by Recipient, the Closing shall occur on Tuesday, September 13, 2016.
1.7. CLOSING COSTS Closing costs shall be allocated and paid by the parties as follows:	Cost, Expense or Fee	Responsible Party
	The Preliminary Title Report (as defined in Section 2.3).	Fifty percent (50%) by each party.
	Premium for the Title Policy (as defined in Section 2.3).	Fifty percent (50%) by each party.
Premium for any costs of Title Policy attributable to ALTA Extended Coverage and any endorsements desired by Recipient, any inspection fee charged by the Title Company, tax certificates, municipal and utility lien certificates, and any other Title Company charges.
Recipient
	Premium for any costs of a lender’s policy of title insurance required by any lender providing financing for Recipient’s purchase of the Property, if any.	Recipient
	Costs of Survey and/or any revisions, modifications or re-certifications thereto.	Recipient
	Costs for UCC and other similar judgment or lien searches, if any.	Fifty percent (50%) by each party.
Costs of recording the Grant Deed (as defined in Section 2.3), including recording fees and documentary transfer taxes, and costs of recording lien releases or reconveyances releasing Property as collateral for Contributor’s debts.
Fifty percent (50%) by each party
	All other recording costs, expenses and fees, provided that each party shall pay its own attorney’s fees.	Fifty percent (50%) by each party.
	Any escrow fee charged by Title Company for holding the Deposit (as defined in this Article I) or conducting the Closing.	Fifty percent (50%) by each party.
	All other closing charges, costs, expenses and fees.	Fifty percent (50%) by each party.

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1.8. NOTICE ADDRESSES
Contributor:   Mr. Neil Jehle
Asset Manager
COTTONWOOD AG MANAGEMENT, LLC
2365 Carillon Point
Kirkland, Washington 98033
Telephone No. (425) 296-5510
Telefax No. (425)803-0459
Email: neilj@cottonwoodag.com

With a copies to:

Scott R. Vokey, Esq.
COTTONWOOD AG MANAGEMENT, LLC
2365 Carillon Point
Kirkland, Washington 98033
      &
P. O. Box 654
Kirkland, WA 98093
Telephone No. (425) 889-7947
Telefax No. (425) 803-0459
Emails: scottv@bmgigroup.com
      juleep@bmgigroup.com
      legal@bmgigroup.com

Charles D. Melton, Esq.
Partner
CLIFFORD & BROWN,
  A PROFESSIONAL CORPORATION
1430 Truxtun Avenue, Suite 900
Bakersfield, California 93301-5230
Telephone No. (661) 322-6023, Ext. 118
Telefax No. (661) 322-3508
Email: cmelton@clifford-brownlaw.com

Recipient:   Mr. Bill Reiman
Managing Director
GLADSTONE LAND CORPORATION
1521 Westbranch Drive, Suite 100
McLean, Virginia 22102
Telephone No. (805) 263-4778
Telefax No. (______) ______-________
Email: bill.r@gladstoneland.com

Robert P. McDaniel, Jr.
BASS, BERRY & SIMS, PLC
100 Peabody Place, Suite 1300
Memphis, Tennessee 38103
Telephone No. (901) 543-5946
Telefax No. (888) 765-6437
Email: rmcdaniel@bassberry.com

Title Co.: Melodie T. Rochelle Chicago Title Insurance Company 5516 Falmouth St., Ste. 200 Richmond, VA 23230 Telephone No. (804) 521-5713 Telefax No. (804) 521-5756 Email: melodie.rochelle@fnf.com

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ARTICLE II. CONSTRUCTION; DEFINITIONS

2.1.    Generally. Unless the provisions or context otherwise require, Article I and this Article II shall govern the construction and interpretation of this Agreement and all documents executed and delivered pursuant to it. The captions of this Agreement’s articles and sections do not define in any manner their scope, meaning or intent. All exhibits referred to in this Agreement or any documents executed and delivered pursuant to it are deemed to be incorporated by reference as if fully set forth at length. The present tense includes the past and future tenses, and the future tense includes the present tense. The masculine, feminine or neuter gender are deemed to include the other. The singular or plural number are deemed to include the other. The words “shall” and “agrees” are mandatory, and “may” is permissive. The term “person” includes individuals, corporations, partnerships, trusts and other entities and associations. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “approval,” “consent” and “notice” shall be deemed to be preceded by the word “written.” Locative adverbs such as “herein,” “hereto” and “hereunder” shall refer to this Agreement in its entirety and not to any particular paragraph, provision or section. The parties acknowledge, understand and agree that their respective agents and representatives executing this Agreement on behalf of each of the parties are learned and conversant in the English language, and that the English language shall control the construction, enforcement, governance, interpretation and performance of this Agreement. The parties acknowledge that each party and its counsel, if applicable, have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto. The time in which any act under this Agreement is to be done shall be computed by excluding the first (1st) day and including the last day. If the last day of any time period shall fall on a Saturday, Sunday or a federal and/or State of California bank holiday, then the duration of such time period shall be extended so that it shall end on the next succeeding day which is not a Saturday, Sunday or a federal and/or State of California bank holiday. Unless preceded by the word “business,” the word “day” shall mean a “calendar” day. The phrase “business day” shall mean a day that is not a Saturday, Sunday, or a federal and/or State of California bank holiday.

2.2.    Opinions and Determinations; Approval in Writing. Where the conditions, provisions or terms of this Agreement provide for action to be based on the approval, certification, consent, determination, judgment, opinion or review, of any party, such conditions, provisions or terms are not intended to be and shall not be construed as permitting such approval, certification, consent, determination, judgment, opinion or review to be arbitrary, capricious or unreasonable, nor shall such approval, certification, consent, determination, opinion or review be unreasonably conditioned, delayed or withheld except as expressly set forth in this Agreement. Any document or condition requiring a party’s approval shall be transmitted in writing to the other party.

2.3.    Definitions. Capitalized terms not otherwise defined below shall have the meanings provided in Article I.

Agreed Price. “Agreed Price has the meaning defined in Section 1.1.1.

Agreement. “Agreement” has the meaning defined in the opening paragraph of this Agreement.

Appurtenant Rights. “Appurtenant Rights” means singularly and collectively on a generic basis Contributor’s interest, right and title, if any, in the following intangible personal property concerning the Property:

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a.
Any existing permits for the Property, including all licenses, building, conditional use, site plan and other permits, certificates of occupancy and any other certificates, approvals or authorizations required by law or by any Governmental Agencies or private persons having jurisdiction over the Property or any part thereof, for the occupancy, use, operation or ownership thereof, if any, and only to the extent assignable;

b.	Engineering work, plans, permits and other documentation or intangible personal property prepared or obtained in anticipation of developing and entitling the Property;

c.
Architectural and engineering drawings, plans, renderings, specifications, surveys and studies, and other applications submitted to the Governmental Agencies (as defined below), including, without limitation, improvements drawings, plans, renderings and specifications;

d.
Subject to Paragraphs “e” and “f” below, development approvals required or helpful to develop the Property, including, without limitation, the approvals, certifications, consents, declarations, easements, entitlements, fee credits, growth allocations, licenses, maps, permits, plans, reports, rights, rights of way, studies and zone changes required by any Governmental Agencies or private persons, all as may be required to develop the Property and construct thereon and obtain permits for its eventual marketing, construction and occupancy).

e.	Subject to Paragraph “f” below, all fee credits and reimbursements, if any, applicable to the Property;

f.
All rights of Contributor pursuant to any covenants, conditions and restrictions relating to the Property (including, but not limited to all rights of Contributor as declarant under any such documents;

g.	Appurtenant easements and rights-of-way; and,

h.	Sewer and utility rights connected with the Property.

The Appurtenant Rights do not include, and specifically exclude, any and all licenses or permits relating to the Crops and/or the Excluded Improvements.

Assignment. “Assignment” means the assignment between Contributor, as the assignor, and Recipient, as the assignee, in substantially the same form attached hereto as Exhibit “C” and incorporated herein by reference as if fully set forth at length.

Cap. “Cap” has the meaning defined in Section 5.2.3.

C.F.R. “C.F.R.” has the meaning defined in the definition of “Hazardous Materials” in this Section 2.3.

Closing. “Closing” means the event of the transfer of title to the Property from Contributor to Recipient on or before the Closing Date.

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Closing Costs. “Closing Costs” has the meaning defined in Section 1.7.

Closing Consideration. “Closing Consideration” means that number of OP Units rounded to the nearest whole number determined by dividing the Agreed Price by the Price per OP Unit.

Closing Date. “Closing Date” has the meaning defined in Section 1.6.

Condemnation Action. “Condemnation Action” has the meaning defined in Section 4.4.2.

Conditions of Title. “Conditions of Title” means the following exceptions to title to the Property:

1.	The lien for real property taxes and assessments not yet due and payable;

2.	The lien for supplemental taxes, if any, assessed pursuant to the provisions of Revenue and Taxation Code Sections 75 through 75.80, inclusive, not yet due and payable;

3.	All easements, licenses, rights of ways and similar agreements, of record as of the date of execution of this Agreement.

4.
A Land Conservation Contract(s) under the California Land Conservation Act of 1965, as amended, contained at California Government Code Section 51200 et seq., commonly referred as the “Williamson Act;”

5.	The Lease;

6.	All applicable zoning Laws and building restrictions now and in effect as of the Closing;

7.	Any exceptions to title created by Recipient; and,

8.	Any other exceptions to title approved or deemed approved by Recipient pursuant to Section 4.2(b), or specifically waived in writing by Recipient.

Contributor. “Contributor” has the meaning defined in the opening paragraph of this Agreement.

Contributor Group. “Contributor Group” has the meaning defined in Section 5.2.1

Crops. “Crops” collectively means any and all of Tenant’s right, title and interest in any and all crops currently growing, harvested, or to be grown upon the Land under the respective Lease, whether remaining located on the Land or in storage or other facilities and the proceeds of the sale or other disposition of the same. The Crops are owned solely and exclusively by Tenant.

Deed. “Deed” means the deed from Contributor, as the grantor, to Recipient, as the grantee, in substantially the same form attached hereto as Exhibit “D” and incorporated herein by reference as if fully set forth at length.

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Deposit. “Deposit” has the meaning defined in Section 1.2, and shall include all interest accrued thereon.

Diego Ranch. “Diego Ranch” has the meaning defined in Paragraph “A” of the “Recitals” portion of this Agreement.

Diego Ranch Lease. “Diego Ranch Lease” has the meaning defined in Paragraph “B” of the “Recitals” portion of this Agreement.

Due Diligence Period. “Due Diligence Period” has the meaning defined in Section 1.3.

Effective Date. “Effective Date” has the meaning defined in the opening paragraph of this Agreement.

Environmental Law. “Environmental Law” means any applicable Law (as defined in this Section 2.3) relating to the control, disposal, exposure to, generation, handling, regulation of, storage, treatment or transportation of Hazardous Materials (as defined in this Section 2.3).

Escrow. “Escrow” means the escrow opened at the Title Company to consummate the transaction contemplated by this Agreement pursuant to Section 6.2.

Escrow Instructions. “Escrow Instructions” collectively means this Agreement and the Title Company’s standard form escrow instructions consistent with this Agreement. The parties acknowledge and understand that the Escrow Instructions may be supplemented at the request of the Title Company. To the extent of any inconsistency between such standard form escrow instructions and this Agreement, this Agreement shall control, govern, take precedence and otherwise prevail.

Exchange Documents. “Exchange Documents” has the meaning defined in Section 7.18.

Excluded Improvements. “Excluded Improvements” has the meaning defined in Paragraph “D” of the “Recitals” portion of this Agreement.

Fax. “Fax” has the meaning defined in Section 7.6(iii).

Governmental Agency; Governmental Agencies. “Governmental Agency” means the UNITED STATES GOVERNMENT, the STATE OF CALIFORNIA, COUNTY OF STANISLAUS, a California political subdivision, and/or all other applicable courts, governmental authorities, public and quasi-public agencies, or rulemaking authorities having jurisdiction over the Property. “Governmental Agencies” is the plural of Governmental Agency.

Hazardous Materials. “Hazardous Materials” means and refers to any substance, material or waste which is or becomes: (i) regulated by any Governmental Agency as a hazardous waste; (ii) is defined as a “solid waste,” “sludge,” “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “Non-RCRA hazardous waste,” “RCRA hazardous waste,” or “recyclable material,” under any federal, state or local statute, regulation, or ordinance, including, without limitation, California Health and Safety Code Sections 25115, 25117, 25117.9, 25120.2, 25120.5, 25122.7, 25140 or 25141; (iii) defined as a “Hazardous Substance” under California Health and Safety Code Section 25316; (iv) defined as a “Hazardous Material,” “Hazardous Substance” or “Hazardous Waste” under California Health and Safety Code Section 25501; (v) defined as a “Hazardous Substance” under California Health and Safety Code Section 25281; (vi) asbestos; (vii) petroleum products, including, without limitation, petroleum, gasoline, used oil, crude oil, waste oil,

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and any fraction thereof, natural gas, natural gas liquefied, methane gas, natural gas, or synthetic fuels, (viii) materials defined as hazardous or extremely hazardous pursuant to any other applicable Law not referenced herein; (ix) pesticides, herbicides and fungicides; (x) polychlorinated biphenyls; (xi) defined as a “Hazardous Substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 United States Code [“U.S.C.”] Section 1251 et seq.); (xii) defined as a “Hazardous Waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., or 40 Code of Federal Regulations (“C.F.R.”) Section 239 et seq.; (xiii) defined as a “Hazardous Substance” or “Mixed Waste” pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., and regulations promulgated thereunder; (xiv) defined as a “Hazardous Substance” pursuant to Section 401.15 of the Clean Water Act, 40 C.F.R. Section 116; (xv) defined as an “Extremely Hazardous Substance” pursuant to Section 302 of the Superfund Amendments and Reauthorizations Act of 1986, 42 U.S.C. Section 11002 et seq. or 40 C.F.R. Section 300 et seq.; (xvi) defined as “medical waste” pursuant to California Health and Safety Code Section 25023.2; (xvii) defined as a “Hazardous Air Pollutant” pursuant to the Federal Clean Air Act, 42 U.S.C. Section 7401 et seq.; (xviii) defined as likely to cause “unreasonable adverse effects on the environment” pursuant to the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq.; or, (xix) defined as like to present an “unreasonable risk of injury to health or the environment” pursuant to Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et seq. For the purposes of this Agreement, used tires and asphalt shall not be considered Hazardous Materials.

Improvements. “Improvements” collectively means any and all of the following equipment, fixtures, improvements and tangible personal property, concerning the Land:

a.	Permanent irrigation and water distribution system in, on or under the Property, including, without limitation, the following to the extent applicable:

i.
Permanently installed aboveground and belowground irrigation and water distribution equipment, including, without limitation, fixed irrigation equipment (including irrigation and return pumps), casings, risers, water well structures, culverts, irrigation and water pipelines, motors, pumps, pump house, utility power lines and valves, including, without limitation, filter stations and related systems and all related power and control units and systems; and,

ii.	Permanently installed ditches, ponds, lined and unlined reservoirs and weirs; and,

b.
Amenities, appurtenances, betterments, buildings, fixtures, structures and other improvements in, on or under, or affixed to the Property, whether above-or belowground, including, without limitation, such fixtures that would be considered for a trade, manufacture, ornamental or domestic use pursuant and subject to California Civil Code Section 1019 including, without limitation, shops, storage sheds, and fuel and chemical storage tanks.

The Improvements do not include, and specifically exclude, the Crops and/or the Excluded Improvements.

Independent Contract Consideration. “Independent Contract Consideration” has the meaning defined in Section 3.5.

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Land. “Land” has the meaning defined in Paragraph “C” of the “Recitals” portion of this Agreement.

Law; Laws. “Laws” collectively shall mean any and all acts, administrative or judicial precedents or authorities, including the interpretation or administration thereof by any governmental authority or entity charged with the enforcement, interpretation or administration thereof, agreements with, approvals, authorizations, awards, codes, consents, declarations, decrees, directed duties, directives, guideline documents, guidelines, edicts, exemptions, injunctions, judgments, laws, licenses, non-contractual restriction, orders, ordinances, permits, process, regulations, requests, requirements, rules, rulings, sanctions, standards, statutes, treatises, waivers and/or writs, now in force or as may be enacted or amended, changed, modified, promulgated, revised, or supplemented, of any and all Government Agencies. “Law” is the singular version of Laws.

Lease Assignment. “Lease Assignment” means the “Assignment and Assumption of Lease” conveying Contributor’s interest in the Lease in substantially the same form attached hereto as Exhibit “E” and incorporated herein by reference as if fully set forth at length.

Lease. “Lease” has the meaning defined in Paragraph “C” of the “Recitals” portion of this Agreement.

Notice to Tenant. “Notice to Tenant” has the meaning defined in Section 6.11.

OP Units. “OP Units” means OP Units as defined in the Partnership Agreement.

Opening of Escrow. “Opening of Escrow” shall mean the date that both an original of this Agreement signed by the parties has been deposited into Escrow, and Recipient has deposited the full amount of the Deposit into Escrow.

Partnership Agreement. “Partnership Agreement” means that certain First Amended and Restated Agreement of Limited Partnership of the Gladstone Land Limited Partnership, dated as of October 7, 2014, as amended from time to time.

Party; Parties. “Party” and “parties” have the meanings defined in the opening paragraph of this Agreement.

Preliminary Title Report. “Preliminary Title Report” means the preliminary title report for the Land in an electronic/“ePre” format with hyperlinks to such title exception documents (collectively the “Title Documents”) and, if applicable, a colored map(s) with plotted easements issued by the Title Company at Contributor’s sole cost and expense without right of reimbursement from Recipient pursuant to Section 4.1(c); provided, however, that any additional cost incurred to issue a preliminary title report precedent to issuance of an ALTA Owner’s Policy of Title Insurance with extended coverage, if elected by Recipient as provided in the definition of “Title Policy” in this Section 2.3, shall be borne by Recipient without right of reimbursement from Contributor.

Price per OP Unit. “Price per OP Unit” means the amount of _____________________ Dollars and __________ Cents per OP Unit ($___.____/OP Unit).

Property. “Property” has the meaning defined in Paragraph “C” of the “Recitals” portion of this Agreement. “Property” collectively means Contributor’s interest in the following:

a.	The Land;

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b.	The Appurtenant Rights

c.	The Improvements;

d.	The Lease;

e.
Any and all oil, gas and other hydrocarbon substances, and minerals, including, without limitation, all coal, metals, ores, sand, gravel and the like within or underlying the Land and owned by Contributor and not reserved or excepted in prior deeds of record, if any; and,

f.
Any and all water, water agreements or contracts, water rights (whether riparian, appropriative, groundwater, overlying, prescriptive, surface water or otherwise, and whether or not appurtenant), and water stock concerning, or relating to the Land, or within or underlying the Land and owned by Contributor and not reserved or excepted in prior deeds of record, if any, and that are assignable by Contributor and assumable by Recipient.

The Property does not include, and specifically excludes, the Crop and the Excluded Improvements.

Property Documents. “Property Documents” has the meaning defined in Section 4.1(a).

Recipient. “Recipient” has the meaning defined in the opening paragraph of this Agreement.

REIT. “REIT” means Gladstone Land Corporation, a Maryland corporation.

Taxes. “Taxes” has the meaning defined in Section 6.6.1.

Tenant. “Tenant” has the meaning defined in Paragraph “B” of the “Recitals” portion of this Agreement.

Tenant Estoppel Certificate. “Tenant Estoppel Certificate” means the “Tenant Estoppel Certificate” completed and then executed by Tenant in favor of Recipient in substantially the same form attached hereto as Exhibit “F” and incorporated herein by reference as if fully set forth at length.

Title Company. “Title Company” means CHICAGO TITLE INSURANCE COMPANY, a Nebraska corporation.

Title Defect. “Title Defect” has the meaning defined in Section 4.2(b).

Title Documents. “Title Documents” has the meaning defined in the definition of “Preliminary Title Report” in this Section 2.3.

Title Policy. “Title Policy” means the respective CLTA Owner’s Policy of Title Insurance for the Land in the amount of the Agreed Price, issued by the Title Company that insures that title to the Property is vested in Recipient subject only to the Conditions of Title. At the election of Recipient, Recipient may obtain an ALTA Owner’s Policy of Title Insurance with extended coverage, together with any endorsements thereto as may be requested by Recipient, subject to Recipient’s payment of the additional premium or cost

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therefor. Contributor agrees to provide an owner’s/seller’s affidavit or declaration to the Title Company in order to provide it with the information necessary to comply with commitment requirements, to provide extended coverage (i.e., for the removal or modification of the pre-printed exceptions for parties in possession, mechanics’ liens and notice of assessments), or otherwise give facts about ownership or title aspects of the Property.

Title Review Period. “Title Review Period” has the meaning defined in Section 1.4.

Transactions. “Transactions” has the meaning defined in Paragraph “F” of the “Recitals” portion of this Agreement.

U.S.C. “U.S.C.” has the defined in the definition of “Hazardous Materials” in this Section 2.3.

ARTICLE III. CONTRIBUTION OF THE PROPERTY

3.1.    Contribution and Exchange; “AS IS”/”WITH ALL FAULTS” Condition.

(a)    Subject to the terms and conditions set forth herein and in exchange for the Closing Consideration, the Contributor hereby covenants and agrees to transfer, convey, assign and deliver to the Recipient (or such other entity as the Recipient Parties may designate, so long as such entity is directly owned, by the Operating Partnership and, it being acknowledged and agreed, that the Recipient shall not be released from any of the Recipient’s agreements or undertakings set forth herein) at the Closing, and the Recipient covenants and agrees to exchange and accept at the Closing, all right, title and interest in, to and under the Property.

(b)    Contributor agrees to contribute the Property to Recipient and Recipient agrees to accept the Property from Contributor upon and “AS IS”/“WITH ALL FAULTS”/“WHERE IS” basis and upon all other terms, covenants and conditions set forth in this Agreement. Except for and subject to Contributor’s express warranties and representations made in Section 5.1 or elsewhere in this Agreement, Recipient acknowledges and agrees that upon Closing, Contributor agrees to sell the Property to Recipient and Recipient agrees to purchase the Property from Contributor upon an “AS IS” / “WITH ALL FAULTS” / “WHERE IS” basis. Except for Contributor’s express warranties and representations made in Section 5.1, the implied warranties made in the Deed as specified in California Civil Code Section 1113, or elsewhere in this Agreement, Recipient has not relied and will not rely on, and Contributor has not made and is not liable for or bound by, any other express or implied warranties, guarantees, statements, representations or information pertaining to the Property or relating thereto (specifically including, without limitation, property information packages distributed with respect to the Property) made or furnished by Contributor, agent or third party representing or purporting to represent Contributor, to whomever made or given, directly or indirectly, orally or in writing, including, without limitation, statements, documents or other information provided by Tenant. Except for Contributor’s express warranties and representations made in Section 5.1, the implied warranties made in the Deed as specified in California Civil Code Section 1113 or elsewhere in this Agreement, Recipient represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate and that it is relying solely on its own expertise and that of Recipient’s consultants in purchasing the Property and shall make an independent verification of the accuracy of any documents and information provided by Contributor. Recipient will conduct such inspections and investigations of the Property as Recipient deems necessary, including, without limitation, the physical and environmental conditions thereof, and, subject to Contributor’s express warranties and representations made in Section 5.1, the implied warranties made in the Deed as specified in California Civil Code Section 1113 or elsewhere in this Agreement, shall rely upon same.

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Recipient acknowledges that, if Contributor complies with the conditions, provisions and terms of this Agreement, Contributor shall have afforded Recipient a full opportunity to conduct such investigations of the Property as Recipient deemed necessary to satisfy itself as to the condition of the Property and the existence or non-existence or curative action to be taken with respect to any Hazardous Materials on or discharged from the Property, and will rely solely upon same and not upon any information provided by or on behalf of Contributor or its agents or employees with respect thereto other than such representations, warranties and covenants of Contributor as are expressly set forth in this Agreement. Recipient also acknowledges that the Property has been operated as a commercial farm for many years, and that certain agricultural chemicals, some of which may be considered toxic or hazardous, have been used and stored thereon. Upon Closing but subject to Contributor’s express warranties and representations made in Section 5.1, the implied warranties made in the Deed as specified in California Civil Code Section 1113 or elsewhere in this Agreement, Recipient shall assume the risk that adverse matters, including, without limitation, adverse physical or construction defects or adverse environmental, health or safety conditions, may not have been revealed by Recipient’s inspections and investigations. Recipient hereby represents and warrants to Contributor that Recipient shall have had, by the Closing Date, adequate opportunity to consult with legal counsel, agricultural, environmental and other advisors and consultants in connection with the transaction contemplated by this Agreement. Recipient waives any and all rights or remedies it may have or be entitled to, deriving from disparity in size or from any significant disparate bargaining position in relation to Contributor. AGAIN, EXCEPT FOR CONTRIBUTOR’S EXPRESS REPRESENTATIONS AND WARRANTIES MADE IN SECTION 5.1, THE IMPLIED WARRANTIES MADE IN THE DEED AS SPECIFIED IN CALIFORNIA CIVIL CODE SECTION 1113 OR ELSEWHERE IN THIS AGREEMENT, RECIPIENT REPRESENTS THAT IT IS PURCHASING THE PROPERTY IN AN “AS IS”/“WITH ALL FAULTS”/”WHERE IS” CONDITION. AGAIN, EXCEPT FOR CONTRIBUTOR’S EXPRESS REPRESENTATIONS AND WARRANTIES MADE IN SECTION 5.1, THE IMPLIED WARRANTIES MADE IN THE DEED AS SPECIFIED IN CALIFORNIA CIVIL CODE SECTION 1113 OR ELSEWHERE IN THIS AGREEMENT, RECIPIENT DOES HEREBY WAIVE, AND CONTRIBUTOR DOES HEREBY DISCLAIM, ALL WARRANTIES OF ANY TYPE OF KIND WHATSOEVER WITH RESPECT TO THE PROPERTY, WHETHER EXPRESS OR IMPLIED, INCLUDING, BY WAY OF DESCRIPTION BUT NOT LIMITATION, THOSE OF FITNESS FOR A PARTICULAR PURPOSE AND USE, TENANTABILITY OR HABITABILITY.

3.2.    Consideration to the Contributor. At the Closing, the Operating Partnership, in exchange for contribution and transfer of the Property by the Contributor to the Recipient, shall issue the Closing Consideration to the Contributor. The parties acknowledge and agree that the issuance of the Closing Consideration to the Contributor shall be reflected in the books and records of the Operating Partnership or the applicable transfer agent, as appropriate, in accordance with the Partnership Agreement. Without limiting any other provision herein, each party shall take such additional actions and execute such additional documentation as may be required by the Partnership Agreement, or as may reasonably be requested by the other parties, in order to effect the Transactions.

3.3.    Deposit. Recipient shall pay into Escrow the Deposit in the amounts, upon the conditions, provisions’ and terms, and within the time periods specified in Section 1.2. Upon the expiration of the Due Diligence Period and if Recipient has not elected to terminate the Agreement and the transaction contemplated thereunder, and any accrued interest thereon, the Deposit shall be applicable to closing and escrow charges, costs, expenses and fees, and prorations pursuant to Section 6.4.2(a) and nonrefundable except as otherwise provided in this Agreement. The parties agree that the Deposit shall be applied to closing and escrow charges, costs, expenses and fees, and prorations at the Closing pursuant to 6.4.2(a) or, in the event of a default or breach of this Agreement by Recipient, the Deposit shall constitute liquidated damages pursuant to Section 7.1. The parties also agree that the Deposit shall be fully refundable to Recipient in the event Recipient

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exercises its right to terminate the Agreement during the Due Diligence Period, pursuant to Section 4.2(a) or in the event of a default or breach of this Agreement by Contributor.

3.4.    Allocation of the Contribution. Subject to Section 6.6.2, the parties acknowledge, understand and agree that the Agreed Price shall be allocated only and solely to the Property. For all purposes, including for purposes of Section 731(c) of the Code, the parties also acknowledge, understand and agree that the Agreed Price shall be allocated amongst the legal parcels constituting the Property as follows:

ASSESSOR’S PARCEL NO.	ASSESSED ACREAGE	AGREED PRICE ALLOCATION
020-080-003	345.00	$3,557,812.00
020-008-004	55.00	$567,188.00
TOTAL	400.00	$4,125,000.00

3.5.    Independent Consideration. Contemporaneously with the execution and delivery of this Agreement and as part of the Deposit, Recipient shall pay to Contributor, and Contributor hereby acknowledges the receipt of said payment by its execution of this Agreement, the amount of One Hundred Dollars and No Cents ($100.00) (the “Independent Contract Consideration”). The Independent Contract Consideration is independent consideration for Recipient’s right to inspect and conduct due diligence regarding the Property for the purpose of considering its purchase from Contributor pursuant to this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Agreement; provided, however, that it is applicable to the Deposit at Closing. The Independent Contract Consideration is non-refundable, is bargained for and fully earned, and shall be retained by Contributor notwithstanding any other condition, provision or term of this Agreement. Recipient’s duty, obligation and responsibility to deliver the Independent Contract Consideration shall survive the termination of this Agreement.

3.6.    No Loan Contingency. Recipient obtaining a loan for the purchase of the Property is not a contingency of this Agreement. If Recipient does not obtain a loan and as a result Recipient is unable to purchase the Property in accordance with the terms of this Agreement, Contributor shall be entitled to the Deposit and any and all other legal remedies as provided herein. Notwithstanding the foregoing or anything herein to the contrary, Recipient shall have the right, one time, to extend the Closing Date, but not the Due Diligence Period, by fifteen (15) days in order only to secure financing which right may be exercised by delivering written notice to Contributor prior to the end of the Due Diligence Period.

ARTICLE IV. CONDITIONS TO CLOSE OF ESCROW

4.1.    Conditions. Recipient’s duty, obligation and responsibility to purchase the Property or otherwise to perform any duty, obligation or responsibility under this Agreement shall be expressly conditioned upon the fulfillment of each of the following conditions on or before the expiration of the Due Diligence Period, unless another time period is specified below:

a.
To the extent that such documents are applicable, exist, are in Contributor’s custody or possession, or are available to Contributor, Recipient’s review and approval of the documents, information and materials concerning or related to the Property contained in the electronic data room set up by Contributor and to which Recipient has had access prior to the Effective Date (collectively the “Property Documents”).

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Under no circumstances shall Contributor be obligated to make available to Recipient any documents protected by attorney-client privilege or attorney work product protection, tax returns, internal memoranda, appraisals, or other proprietary documentation and/or information;

b.	Contributor shall provide Recipient with the Tenant Estoppel Certificate completed and then executed by Tenant;

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c.	On or before the expiration of the Title Review Period, to review same and approve or disapprove of the Preliminary Title Report and all exceptions to title shown therein;

d.
Recipient’s inspection and approval in Recipient’s sole and absolute discretion of any and all access, economic, endangered plant or animal species or habitat issues or restrictions, engineering, entitlement, environmental, land use, legal, permitting, physical, soils, surveying, utility, water and zoning matters relating to the Property including, without limitation, Recipient’s approval of the following: (i) the feasibility of the Property for Recipient’s anticipated use of the Property; (ii) Recipient’s review and approval of a soils report issued at Recipient’s sole cost and expense by a soils engineer designated by Recipient, and a Phase 1 environmental site assessment issued at Recipient’s sole cost and expense by an environmental consultant designated by Recipient; (iii) Recipient’s inspection and approval of the physical condition of the Property and its appurtenances, including any water wells and irrigation systems, including current water volume, historic well pumping records, if any, and equipment condition; and, (iv) the results of any inspection, test, examination, audit, study, review, analysis or other review conducted by Recipient, including, without limitation, site surveys (including an ALTA survey, if any), zoning and land use restrictions, public and private, present and future access, geological and environmental testing, drainage conditions, the presence of Hazardous Materials, and any other condition or circumstance on or relating to the Property which may affect the Property or Recipient’s anticipated use of the Property; and,

e.
The commitment of the Title Company to issue, subject only to payment of the normal premium, and the issuance of the Title Policy upon the Closing, and Contributor shall have delivered to the Title Company such documents as are reasonable and customary in similar transactions, and shall have performed such other acts, as the Title Company shall reasonably require in order to issue the Title Policy.

The failure of Recipient to provide written notice to Contributor that the Property is acceptable on or before the expiration of the Due Diligence Period shall be deemed by the parties as Recipient’s approval of the Property pursuant to Section 4.2(b).

4.2.    Failure of Conditions. Subject to Section 6.4, should Recipient disapprove any of the conditions set forth in Section 4.1 within the time specified, Recipient shall have the power, exercisable in its sole and absolute discretion by giving of written notice to Contributor, of either of the following:

a.
To terminate this Agreement and recover the Deposit less the Independent Consideration, or any documents delivered pursuant to the provisions of this Agreement, in which event the parties shall be relieved and released of any further duties, obligations and responsibilities hereunder except for Contributor’s right to retain the Independent Contract Consideration as provided in Section 3.5, any continuing indemnification obligations as set forth in Section 5.4, and subject to the payment of any escrow and title cancellation fees as provided in Section 6.7; or,

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b.
To waive such condition and proceed with the Closing; provided, however, that Recipient’s failure to so approve or disapprove of any such condition shall be deemed approval thereof; provided further, however, that should Recipient disapprove of any exception to title (the “Title Defect”) pursuant to Section 4.1(c) within the time specified, Recipient shall first give one (1) business day’s written notice of the Title Defect which it has disapproved, and Contributor shall have an additional one (1) business day after receiving the notice of Title Defect thereafter to determine whether it is willing or able to correct such Title Defect.

Contributor shall give written notice to Recipient within such one (1) business day period whether it is willing or able to correct such Title Defect. If Contributor is unwilling or unable to correct any such Title Defect, Recipient shall have the right to exercise the remedy contained in Section 4.2(a). If Contributor states that it is willing and able to do so, then Contributor shall proceed to correct the Title Defect as soon as is practicable, and in all events prior to Closing, and if Contributor is thereafter unable to correct the Title Defect prior to the Closing, Recipient shall continue to have the right to exercise the remedy specified in Section 4.2(a).

No Title Defect may be insured over or removed of record by indemnification or similar arrangement with the Title Company without Recipient’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. No satisfaction or waiver of any condition by Recipient shall reduce or eliminate the rights or remedies of Recipient by reason of any breach of any covenant, representation, or warranty made by Contributor in this Agreement. Notwithstanding anything in this Agreement to the contrary, Contributor shall remove any and all monetary encumbrances, deeds of trust, liens, mortgages, etc., against the Property at or prior to the Closing at Contributor’s sole cost and expense with no right of reimbursement from Recipient. If Contributor is unwilling or unable to remove such monetary encumbrances, deeds of trust, liens, mortgages, etc., against the Property at or prior to the Closing, Recipient shall have the right to exercise the remedy contained in Section 4.2(a).

4.3.    Approval of Conditions; Conditions Precedent to Closing.

4.3.1.    Approval of Conditions. Subject to Sections 4.4 and 5.1, Recipient’s approval of all the conditions set forth in Section 4.1, or Recipient’s written waiver of all disapproved and/or unsatisfied conditions set forth in Section 4.2 shall constitute Recipient’s acknowledgment and agreement that Recipient has examined and approved all matters concerning the Property and all other rights to be acquired.

4.3.2.    Conditions Precedent to Contributor’s Obligation to Close of Escrow. The following conditions are for Contributor’s benefit only to close Escrow/the Closing and consummate the contribution of the Property and shall be satisfied as of the Closing Date:

a.	Recipient shall have deposited with Escrow all duly executed documents required to be deposited pursuant to Section 6.4.2(b) or any other provision of this Agreement;

b.	Recipient shall have deposited the Deposit plus any additional amounts required under Section 6.4.2(a) into Escrow; and,

c.
The representations and warranties made by Recipient in this Agreement shall be accurate, correct and true as of the Closing Date with the same effect as though such representations and warranties had been made or given at the Closing, and Recipient shall have performed and complied in all respects with its duties, obligations and

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responsibilities under this Agreement which are to be performed by Recipient or complied with by Recipient prior to or upon the Closing Date, including, without limitation, Recipient’s deposit with Title Company of all duly executed documents set forth in Section 6.4.2.

Each of the conditions specified in this Section 4.3.2 are solely for Contributor’s benefit and may only be waived in writing by Contributor.

4.3.3.    Conditions Precedent to Recipient’s Close of Escrow. The following conditions are for Recipient’s benefit only to close Escrow/the Closing and to consummate the purchase the Property shall be satisfied as of the Closing Date:

a.	Contributor shall have deposited with Escrow all duly executed documents required to be deposited pursuant to Section 6.4.1 or any other provision of this Agreement;

b.	There shall be no pending or threatened condemnation or taking of any part of the Property as of the Closing Date;

c.
The commitment of the Title Company to issue, subject only to payment of the normal premium, and the issuance of the Title Policy upon the Closing Date, and Contributor shall have delivered to the Title Company such documents as are reasonable and customary in similar transactions, and shall have performed such other acts, as the Title Company shall reasonably require in order to issue the Title Policy effective as of the Closing Date;

d.
Subject to the farming and harvesting of the Crops, and the possible implementation of Laws concerning water, the Property being, in all material respects, in the same condition on the Closing Date as it was on the Effective Date;

e.
Contributor’s delivery to Recipient upon the Closing Date of fee title to the Property by delivery of the Deed pursuant to Section 6.1 and the fulfillment of each of the other conditions and covenants contained in Article VI, including, without limitation, delivery of possession of the Property pursuant to Section 6.10;

f.
The representations and warranties made by Contributor in this Agreement shall be accurate, correct and true as of the Closing Date with the same effect as though such representations and warranties had been made or given at the Closing, and Contributor shall have performed and complied in all respects with its duties, obligations and responsibilities under this Agreement which are to be performed by Contributor or complied with by Contributor prior to or upon the Closing Date, including, without limitation, Contributor’s deposit with Title Company of all duly executed documents set forth in Section 6.4.1;

g.	Contributor’s delivery of possession of the Property pursuant to Section 6.10; and,

h.	There shall have been no material adverse change in the financial condition of the Tenant prior to the end of the Due Diligence Period.

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Each of the conditions specified in this Section 4.3.3 are solely for Recipient’s benefit and may only be waived in writing by Recipient.

4.4.    Damage or Destruction; Eminent Domain or Condemnation; Maintenance of Property.

4.4.1.    Destruction of the Property. If, prior to the Closing, there shall be catastrophic damage to or destruction of all or a major portion of the Property, Recipient shall have the right to terminate this Agreement, in which event the Deposit shall be returned to Recipient and neither party shall have any further rights or obligations hereunder. If Recipient does not elect to terminate the contract pursuant to this Section 4.4.1 at Closing, Recipient and Contributor shall proceed with the Closing (with no change in the amount of the Agreed Price) and Contributor shall assign all insurance proceeds to Recipient received from its insurance carriers and others as a consequence of such destruction. The provisions of California Civil Code Section 1662(a) are hereby waived by the parties, and this Section 4.4.1 shall govern any damage or of such destruction of the Property.

4.4.2.    Eminent Domain or Condemnation of the Property. If, prior to the Closing, any of the Property is the subject of any eminent domain or condemnation proceeding, whether actual or threatened (in writing), temporary or permanent, partial or total (a “Condemnation Action”), and the Condemnation Action would, in Recipient’s sole and absolute judgment, adversely affect the use of the Property or result in the diminution in the value of the Property, Recipient may, at its option, either: (i) terminate this Agreement as provided in Section 4.2; or, (ii) close the transaction contemplated herein, in which event Contributor shall assign to Recipient all of Contributor’s right, title and interest in and to the Condemnation Action and any awards, damages or other compensation arising from the Condemnation Action, when such sums are received by Contributor or on the Closing, whichever occurs later. Unless or until Recipient has exercised its right to terminate this Agreement, Contributor shall take no action with respect to the Condemnation Action without the prior written consent of Recipient.

4.4.3.    Maintenance, Farming and Operation of the Property. Except as otherwise provided in Sections 4.4.1 and 4.4.2, Contributor shall use commercially reasonable efforts to require Tenant to maintain, farm and operate the Property until the Closing Date in the same manner as it is being maintained, farmed and operated as of the Effective Date.

ARTICLE V. COVENANTS, REPRESENTATIONS AND WARRANTIES

5.1.    Covenants, Representations and Warranties. The parties each make the following covenants, representations and warranties, in addition to any covenants, representations or warranties specified to be made by Contributor or Recipient elsewhere in this Agreement, each of which representations and warranties only shall do the following: (i) survive the Closing and the recordation of the Deed as set forth at the end of this Section 5.1; (ii) be deemed material and being relied upon by the other; (iii) be true in all respects as of the date each is made; (iv) the term “to the best of Contributor’s knowledge” when used in this Section 5.1 means the actual knowledge of NEIL JEHLE and GRIFFIN MOAG, without the imputation of knowledge either from facts which may be disclosed in the public record or that might have been obtained from diligent inquiry or investigation; and, (v) be true in all material respects on the Closing:

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Covenants, Representations and Warranties

a.
Contributor shall grant Recipient and its agents and employees, as of the Effective Date, the right to enter the Property at any time prior to the Closing Date for the purpose of inspecting the Property, making such surveys or performing such tests or studies as it may deem appropriate and performing any other duties, obligations and/or responsibilities of Recipient under this Agreement, including satisfaction of any of the conditions set forth in Article IV; provided, however, that: (i) all such activities shall not include any invasive or destructive testing or any phase II environmental tests without the prior written consent of Contributor as exercised in its reasonable discretion; (ii) shall be at Recipient’s sole cost and expense without right of reimbursement from Contributor; (iii) Recipient shall not unreasonably interfere with Contributor’s and/or Tenant’s existing activities on the Property; and, (iv) Recipient shall indemnify, hold harmless and defend Contributor and Tenant from and against any claim, loss, damage or expense, including, without limitation, any and all reasonable attorneys’ fees, asserted against or suffered by Contributor as a result of any such entry pursuant to Section 5.4.2. Recipient will keep the Property free from mechanic’s and materialmens’ liens attributable or arising from its activities on the Property. Recipient shall repair any and all damage to any portion of the Property including, without limitation, the Crops, arising out of the acts or omissions of Recipient or its representatives while on the Property or in the conduct of any evaluations or other activities contemplated by this Agreement. Recipient shall maintain comprehensive general liability and property damage insurance in an amount not less than One Million Dollars and No Cents ($1,000,000.00) covering its and its agents’ advisors and employees’ activities on the Property and naming Contributor and Tenant as additional insured and providing for thirty (30) days’ prior written notice to Contributor of any cancellation thereof and shall, promptly after execution of this Agreement (and prior to Recipient or any of its representatives going onto the Property), deliver to Contributor proof satisfactory to Contributor that such insurance is in force and effect and that Contributor and tenant have been named as an additional insured;

b.
As of the Effective Date and prior to the Closing, Contributor shall not do any of the following without Recipient’s prior written consent: (i) enter into any agreement, contract or lease with respect to the Property which will survive the Closing or otherwise materially affect the use, operation or enjoyment of the Property after the Closing without Recipient’s prior written consent; or, (ii) change, modify, supplement, amend or cancel any existing agreement, contract or lease with respect to the Property, including, without limitation, the Lease, without Recipient’s prior written consent. Recipient’s failure to approve any request for consent hereunder within five (5) business days from written request shall be deemed to be Recipient’s disapproval of same;

c.
To the best of Contributor’s knowledge, Contributor hereby represents and warrants that there are no, and Contributor has not received any written notice that there are any, actions, suits, proceedings, judgments, orders, decrees, defaults, delinquencies or deficiencies existing, pending, noticed, threatened, proposed or contemplated, against the Property or against Contributor or relating to its business, properties or

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assets before or by any court, administrative agency or private party including, without limitation, planned public improvements, special assessments or condemnation actions, which in any way would affect Contributor’s ability to carry out its duties, obligations and/or responsibilities under this Agreement or would result in any charge being levied or assessed against, or will result in the creation of any lien or assessment on or against, the Property, except as otherwise shown in the Conditions of Title;

d.
To the best of Contributor’s knowledge, Contributor hereby represents and warrants as follows: (i) that neither this Agreement, nor anything provided to be done hereunder, shall violate, cause a breach of or constitute a default under any written or oral contract, agreement, instrument, indenture, mortgage, deed of trust, bank loan, credit agreement, note, evidence of indebtedness, lease, license, undertaking or other agreement or instrument to which Contributor is a party, or which affects the Property; or, (ii) that consummation of the transfer, assignment and further encumbrance contemplated herein shall not result in the violation of any applicable Law;

e.
To the best of Contributor’s knowledge, Contributor hereby represents and warrants that none of the Property Documents contain or shall intentionally contain any materially untrue statement of a material fact or omit or shall intentionally omit to state a material fact, necessary to make the statements of facts contained therein not misleading. Contributor shall promptly notify Recipient of any change in facts of which Contributor actually becomes aware that would make any representation and warranty of Contributor as contained herein materially incorrect. The parties also understand that such duty, obligation and responsibility to provide the foregoing notice to Recipient shall in no way relieve Contributor of any liability for a breach by Contributor of any of its covenants, representations or warranties contained in this Agreement, except that Contributor shall have no liability under this Agreement in the event of a change in circumstances that occurs after the Effective Date. In the event Contributor advises Recipient in writing of a change in circumstances that would render any representation and warranty materially misleading, Recipient shall have the right to terminate this Agreement by written notice to Contributor within three (3) business days of receipt of said information, in which event the Deposit shall be returned to Recipient, and except for the obligations that survive termination, Recipient shall have no further obligations to Contributor nor shall Contributor have any further obligation to Recipient. Should Recipient not so terminate the Agreement and proceed to Closing, Recipient shall be deemed to have waived any and all rights with respect to the inaccuracy of any such representation and warranty;

Property Status

f.
Subject to the Conditions of Title, and to the best of Contributor’s knowledge and except as may be set forth in any of the documents provided to Recipient by Contributor under Section 4.1(a), Contributor hereby represents and warrants, that Contributor has no knowledge and has not received written notice that: (x) any person or entity has a right of first refusal, right to purchase, to lease or to possess or occupy the Property; and, (y) there are no uncured breaches of the easements included in the Conditions of Title. To the best of Contributor’s knowledge,

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Contributor also hereby represents and warrants the following specifically with regard to the Lease: (i) any rent or additional rent due, owing and payable under the Lease has been paid in full and timely by Tenant; (ii) to the best of Contributor’s knowledge, no breach exists on the part of Contributor under the Lease; (iii) except as otherwise set forth in the letter of Contributor to Tenant dated June 14, 2016, to the best of Contributor’s knowledge, no breach exists on the part of Tenant under the Lease; (iv) there are no rights or options whatsoever to purchase or otherwise acquire the Property or any portion thereof under the Lease; and, (v) no person or firm other than Contributor and Tenant are in possession of the Property. Nothing contained in the Deed shall limit the foregoing warranty;

g.
To the best of Contributor’s knowledge, Contributor hereby represents and warrants that the Property and/or the operations thereon are not in any material violation in any way of any applicable Law, including, without limitation, any zoning restriction;

h.
Except for agricultural chemicals and fuel used in agricultural operations, some of which may be considered toxic or hazardous, that have been, and continue to be legally used and stored thereon by Contributor and/or Tenant, also except as disclosed in the Property Documents, and additionally subject to the best of Contributor’s knowledge, Contributor, hereby represents and warrants as follows: (i) that there are no underground storage tanks on the Property; (ii) that there are no Hazardous Materials on the Property, whether on, in or under the soil, groundwater or otherwise; (iii) that Contributor has not stored, deposited, buried or in any other way left beneath the ground on the Property any materials whatsoever, whether organic or inorganic, except in accordance with applicable Laws, including, without limitation, Environmental Laws; (iv) that there are no and have been no private or governmental claims or judicial or administrative actions or proceedings pending, or threatened, against Contributor relating to environmental impairment or regulatory requirements in connection with the Property or any operations thereon; and, (v) that there has been no release of Hazardous Materials located on or under the Property that would require notice to Recipient pursuant to California Health and Safety Code Section 25359.7;

i.
With the exception of the Lease, Contributor represents and warrants that, as of the Closing, there shall be no outstanding contracts made by Contributor for any improvements to the Property which have not been fully paid, except for contracts assigned and assumed by Recipient as provided in this Agreement, or any unpaid utility charges or employee salaries or other accrued benefits relating to operations on the Property prior to the Closing Date. Contributor shall cause to be discharged as of the Closing all other encumbrances, liens, bonds and mechanics’ or materialmen’s liens arising from any labor and material furnished to the Property prior to the Closing;

Party Status

j.
Contributor represents and warrants that it is not a foreign individual, foreign corporation, foreign limited liability company, foreign partnership or foreign estate as defined in the Internal Revenue Code and Income Tax Regulations. Contributor

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shall deliver to the Title Company and Recipient on the Closing a duly executed Affidavit of Non-Foreign Status for each Contributor;

k.
Contributor represents and warrants as follows: (i) it is a single-member limited liability company duly organized under and by virtue of the Laws of the State of Washington, is active and in good standing, authorized to do business in the State of California, and disregarded for federal income tax purposes; (ii) it has the full right and authority to enter into this Agreement, and to consummate the transfer, assignment and further encumbrance contemplated herein; (iii) the person or persons signatory to this Agreement and any documents executed pursuant hereto on behalf of Contributor have full power and authority to bind Contributor and shall duly execute and, if required, acknowledge such documents; and, (iv) all such authorizations shall remain in full force and effect at all times necessary to fully consummate the transaction subject to this Agreement;

l.
Recipient represents and warrants as follows: (i) that Recipient is a limited partnership duly organized under and by virtue of the Laws of the State of Delaware, active and in good standing, and authorized to do business in the State of California; (ii) it has the full right and authority to enter into this Agreement, and to consummate the transfer, assignment and further encumbrance contemplated herein; (iii) that the person or persons signatory to this Agreement and any documents executed pursuant hereto on their behalf have full power and authority to bind them and shall duly execute and, if required, acknowledge such documents; and, (iv) all such authorizations shall remain in full force and effect at all times necessary to fully consummate the transaction subject to this Agreement;

m.
Each party represents and warrants that: (i) it is not acting on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department, through its Office of Foreign Assets Control or otherwise, as a terrorist, “Specially Designated National,” “Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any Law that is enforced or administered by OFFICE OF FOREIGN ASSETS CONTROL, a federal public agency, or another federal Governmental Agency; and, (ii) Recipient is not engaged in this transaction on behalf of, or instigating or facilitating this transaction on behalf of, any such person, group, entity or nation Notwithstanding anything contained in the foregoing to the contrary, Recipient shall have no duty to investigate or confirm that any stockholders of GLADSTONE LAND CORPORATION, a Maryland corporation, or unit holders of Recipient are in compliance with the provisions of this section, and any violation by any such shareholders or unit holders shall not be a breach or default by Contributor hereunder;

n.
Contributor represents and warrants that it has not: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Contributor’s creditors; (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Contributor’s assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Contributor’s assets; or, (v) admitted in writing its inability to pay its debts as they come due;

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o.
Recipient represents and warrants that it is a knowledgeable, experienced, and sophisticated buyer of land and property used in agriculture and a developer of real estate, and that it is relying solely on its own expertise and that of Recipient’s advisors and consultants in purchasing the Property. Recipient acknowledges and agrees that it will have the opportunity to conduct such inspections, investigations and other independent examinations of the Property and related matters, including, without limitation, the physical and environmental conditions thereof, during the Due Diligence Period and will rely upon same and not upon any statements of Contributor except as expressly set forth in this Agreement;

p.
Except as otherwise provided in Section 7.5, the parties shall each be liable for their own attorneys’ fees and disbursements incurred in connection with the drafting and negotiation of this Agreement and matters related thereto; and,

q.	Contributor represents and warrants that all of the securities laws representations of the Contributor set forth on Exhibit “J” are true and correct.

This Section 5.1 shall survive the Closing and the recordation of the Deed. However, upon the expiration of six (6) months following the Closing, the liability of each party in connection with each representation or warranty made by it either in this Section 5.1 (other than paragraph q in reference to Exhibit “I”) or elsewhere in this Agreement or in any of the documents delivered in connection with the Closing shall cease, except as regards to: (i) the liabilities of the Contributor in connection with the implied warranties made in each Deed as specified in California Civil Code Section 1113; and, (ii) as regards to the liabilities of Contributor and Recipient in connection with each breach or inaccuracy of any other representation or warranty of which a party has given written notice to the other party prior to the end of such six (6) months period. To be effective for such purpose, any such written notice must identify or refer to with reasonable particularity the circumstance or state of affairs that constitutes or has resulted in such a breach or inaccuracy by the party to whom the notice is delivered. The parties acknowledge, understand and agree that this Section 5.1 is meant to control, govern, take precedence and prevail over any applicable statute of limitations.

5.2.    General Disclaimer; Release; Limitation of Damages.

5.2.1.    General Disclaimer. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, AND EXCEPT FOR: (a) CONTRIBUTOR’S EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 5.1; (b) IMPLIED WARRANTIES MADE IN THE DEED AS SPECIFIED IN CALIFORNIA CIVIL CODE SECTION 1113; AND/OR, (c) ELSEWHERE IN THIS AGREEMENT, RECIPIENT ACKNOWLEDGES, UNDERSTANDS AND AGREES THAT NEITHER CONTRIBUTOR NOR ITS GENERAL PARTNER, LIMITED PARTNERS, MEMBERS, MANAGERS, AGENTS, INDEPENDENT CONTRACTORS, CONSULTANTS (INCLUDING, WITHOUT LIMITATION, ACCOUNTANTS AND ATTORNEYS), EMPLOYEES AND/OR REPRESENTATIVES, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF (COLLECTIVELY “CONTRIBUTOR GROUP”), HAS MADE AND IS NOT NOW MAKING, AND RECIPIENT HAS NOT RELIED UPON AND WILL NOT RELY UPON (DIRECTLY OR INDIRECTLY), ANY GUARANTIES, REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION GUARANTIES, REPRESENTATIONS AND/OR WARRANTIES AS TO: (i) MATTERS OF TITLE; (ii) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF; (iii) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE,

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UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER, AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES; (iv) WHETHER, AND TO THE EXTENT TO WHICH, THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD; (v) DRAINAGE; (vi) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING; (vii) ZONING TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT; (viii) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, ELECTRICITY, GAS, SEWAGE AND WATER; (ix) USAGES OF ADJOINING PROPERTY; (x) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF; (xi) THE VALUE, COMPLIANCE WITH THE DESIGNS, DRAWINGS, PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTIONS, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF; (xii) ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF; (xiii) THE PRESENCE OF HAZARDOUS SUBSTANCES IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTY; (xiv) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE APPLICABLE LAWS, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS; (xv) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS; (xvi) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE PROPERTY; (xvii) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY; (xviii) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY; (xix) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, INCLUDING AGRICULTURE (RECIPIENT AFFIRMING THAT RECIPIENT HAS NOT RELIED ON THE SKILL OR JUDGMENT OF CONTRIBUTOR OR ANY MEMBER OF CONTRIBUTOR GROUP TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT CONTRIBUTOR MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE); OR, (xx) TAX CONSEQUENCES (INCLUDING, WITHOUT LIMITATION THE AMOUNT, USE OR PROVISIONS RELATING TO ANY TAX CREDITS). RECIPIENT ACKNOWLEDGES, UNDERSTANDS AND AGREES ALSO THAT, SUBJECT TO SECTION 5.1(e), ANY DOCUMENTATION AND/OR INFORMATION OF ANY TYPE WHICH RECIPIENT HAS RECEIVED OR MAY RECEIVE FROM CONTRIBUTOR OR ANY MEMBER OF CONTRIBUTOR GROUP, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL ASSESSMENTS, AUDITS, STUDIES AND SURVEYS, IS FURNISHED ON THE EXPRESS CONDITION THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, RECIPIENT SHALL NOT RELY THEREON, BUT SHALL MAKE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF SUCH INFORMATION, ALL SUCH INFORMATION BEING FURNISHED, EXCEPT AS SPECIFICALLY SET FORTH HEREIN, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER.

/s/ LP
Recipient’s Initials

5.2.2.    Release. Recipient shall rely solely upon its due diligence upon and inspection of the Property in determining the Property’s physical condition and upon the following: (a) Contributor’s express representations and warranties set forth in Section 5.1; and, (b) the implied warranties made in the Deed as specified in California Civil Code Section 1113 or elsewhere in this Agreement. Except for the

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foregoing, Recipient waives, as of the Closing, Recipient’s right to recover from Contributor or any member of Contributor Group, any and all damages, losses, liabilities, costs or expenses whatsoever, and claims therefor, whether direct or indirect, known or unknown, or foreseen or unforeseen, which may arise from or be related to: (i) the physical condition of the Property; and, (ii) the Property’s compliance, or lack of compliance with any applicable Laws, including, without limitation, Environmental Laws. Recipient expressly waives the benefits of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In this connection and to the extent permitted by applicable Law, Recipient hereby agrees, represents and warrants that Recipient realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Recipient further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Recipient nevertheless hereby intends, subject to Contributor’s express representations and warranties set forth in Section 5.1, and the implied warranties made in the Deed as specified in California Civil Code Section 1113, or elsewhere in this agreement, to release, discharge and acquit Contributor and each and every member of Contributor Group, from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which might in any way be included as a material portion of the consideration given to Contributor by Recipient in exchange for Contributor’s performance hereunder. Contributor has given Recipient material concessions regarding this transaction in exchange for Recipient agreeing to the provisions of this Section 5.2.2.

Each party has initialed this Section 5.2.2 to further indicate their awareness and acceptance of each and every provision of this Section 5.2.2.

/s/ AH                /s/ LP
Contributor’s Initials            Recipient’s Initials

5.2.3.    Limitation of Damages; Waiver of Consequential Damages. TO THE MAXIMUM EXTENT PERMITTED UNDER THE LAWS OF THE STATE OF CALIFORNIA, AND SUBJECT TO THE PROVISIONS OF SECTION 7.1 BELOW, THE PARTIES AGREE TO LIMIT THE LIABILITY OF EACH PARTY, WHETHER SINGULARLY, COLLECTIVELY OR IN ANY COMBINATION WHATSOEVER, TO THE OTHER FOR ANY AND ALL DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES WHATSOEVER, AND CLAIMS THEREFOR, WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, OR FORESEEN OR UNFORESEEN, INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND DISBURSEMENTS, AND EXPERT WITNESS FEES AND COSTS, SO THAT THE TOTAL AGGREGATE LIABILITY OF EITHER PARTY TO THE OTHER UNDER THIS AGREEMENT AND THE TRANSACTION CONTEMPLATED THEREUNDER SHALL NOT EXCEED THE CUMULATIVE SUM OF NINETY THOUSAND DOLLARS AND NO CENTS ($90,000.00) (THE “CAP”). AGAIN TO THE MAXIMUM EXTENT PERMITTED UNDER THE LAWS OF THE STATE OF CALIFORNIA AND SUBJECT TO THE CAP AND THE PROVISIONS OF SECTION 7.1 BELOW, EACH PARTY ALSO AGREES TO WAIVE THE RIGHTS TO SEEK AND TO BE ENTITLED TO RECOVER FROM THE OTHER GROUP CONSEQUENTIAL, EXEMPLARY, INCIDENTAL, PUNITIVE AND/OR SPECIAL DAMAGES. THE LIMITATION OF DAMAGES AND THE WAIVER

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OF CONSEQUENTIAL, EXEMPLARY, INCIDENTAL, PUNITIVE AND/OR SPECIAL DAMAGES CONTAINED IN THIS SECTION 5.2.3 SHALL APPLY: (a) REGARDLESS OF THE CAUSE OF ACTION OR LEGAL THEORY PLED OR ASSERTED EXCEPT FOR FRAUD; AND, (b) BOTH TO: (i) EACH PARTY’S DUTIES, OBLIGATIONS OR RESPONSIBILITIES UNDER THIS AGREEMENT; AND, (ii) TO ANY PROPERTY DOCUMENTS DELIVERED PURSUANT TO THIS AGREEMENT.

/s/ AH                /s/ LP
Contributor’s Initials            Recipient’s Initials

5.3    Effect of Contrary Actual Knowledge on Representations. Contributor shall have no liability to Recipient by reason of any breached or inaccurate representation or warranty made by either Contributor in this Agreement, in any of the Property Documents, or in any other documents delivered in connection with the applicable Closing if, prior to such Closing, Recipient has or comes to have (from whatever source, including, due diligence investigations or inspections, or the written disclosure by a Contributor or its agents or employees) actual knowledge of such breach or inaccuracy, and Recipient nevertheless consummates the subject Closing.

5.4.    Indemnification.

5.4.1.    By Contributor. Subject to Sections 5.4.3 and 5.4.4, Contributor shall waive any claim against Recipient for, and shall indemnify, hold harmless and defend Recipient against any claim, loss, damage or expense, including, without limitation, any and all reasonable attorneys’ fees and disbursements, asserted against or suffered by Recipient resulting from the following: (i) any breach by Contributor of this Agreement; (ii) any liability or obligation of Contributor to a third party that Recipient is not required to assume hereunder or accruing prior to such assumption, including, without limitation, any personal injury or property damage suffered in, on or about the Property by a third party or relating thereto occurring before the Closing (except that attributable to the negligence or intentional acts of Recipient or its agents, employees or representatives); or, (iii) the breach of any of the covenants, representations or warranties made by Contributor herein, including, without limitation, breach of the warranty contained in Section 7.22.

5.4.2.    By Recipient. Subject to Sections 5.4.3 and 5.4.4, Recipient shall waive any claim against Contributor for, and shall indemnify, hold harmless and defend Contributor against any claim, loss, damage or expense, including, without limitation, any and all reasonable attorneys’ fees and disbursements, asserted against or suffered by Contributor resulting from the following: (i) any breach by Recipient of this Agreement; (ii) any liability or obligation of Recipient which Contributor is not required to assume hereunder or accruing prior to such assumption, including, without limitation, any personal injury or property damage suffered in, on or about the Property or relating thereto occurring on or after the Closing (except that attributable to the negligence or intentional acts of Contributor or its agents, employees or representatives); or, (iii) the breach of any of the covenants, representations or warranties made by Recipient herein, including, without limitation, breach of the warranty contained in Section 7.22. Liability of Recipient to Contributor for Recipient’s default or breach of this Agreement resulting in Recipient’s failure to close the Escrow shall be governed by Section 7.1.

5.4.3.    Notice of Claim or Demand. In the event either Contributor or Recipient receives notice of a claim or demand against which it is entitled to indemnification pursuant to either Section 5.4.1, or 5.4.2, as applicable, such party shall promptly give notice thereof to the other party. The party obligated to defend and indemnify shall, within ten (10) days after receipt of such notice, take such measures as may be reasonably required to properly and effectively defend such claim, and may defend same with counsel of its own choosing approved by the other party (which approval shall not be unreasonably withheld or

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delayed). In the event the party obligated to defend and indemnify refuses to defend such claim or fails to properly and effectively defend such claim, then the party entitled to a defense and indemnification may defend such claim with counsel of its own choosing at the expense of the party obligated to indemnify. Each party and their counsel shall cooperate with the other party in the defense of any claim and shall keep the party being indemnified reasonably informed of the status of the claim. The party being indemnified may participate in (but not control) the defense of such action all at its own expense without right of reimbursement from the indemnifying party. In such event, the indemnified party may settle such claim without the consent of the indemnifying party.

5.4.4.    Remedies to Enforce Indemnification Rights. Subject to Sections 5.1(a) and 7.2, the parties may enforce such indemnification rights by any legal or equitable remedies available to them; provided, however, that each party shall be liable to the other party in any such legal or equitable action solely for such party’s actual out-of-pocket/compensatory damages but shall not be liable to such party in any manner for consequential, incidental or punitive damages, or lost profits.

5.4.5.    Survival. This Section 5.4 shall survive the Closing and the recordation of the Deed, or the earlier termination of this Agreement, except that Sections 5.4.1(i) and (ii), and 5.4.2(i), (ii) and (iii) shall not survive the termination of this Agreement prior to the Closing.

5.3.    Risk of Loss. Risk of loss from all causes except the fault of Recipient shall remain upon Contributor until the Close of Escrow occurs. Contributor shall continue to maintain the insurance, if any, that Contributor currently maintains on the Property until the Closing or the earlier termination of this Agreement. If, while risk of loss remains on Contributor, the Property is damaged, except through fault of Recipient, in an amount less than twenty-five percent (25%) of the Agreed Price, Recipient shall elect to either terminate this Agreement (in which event the provisions of Section 4.2(a) shall apply) or maintain this Agreement in full force (in which event the provisions of Section 4.4.1, shall apply). Damage in an amount equal to twenty-five percent (25%) or more of the Agreed Price is “material,” in which event, either party shall have the right to terminate this Agreement upon written notice to the other.

ARTICLE VI. TITLE, ESCROW AND CLOSING

6.1.    Conditions of Title; Evidence of Title. Contributor shall convey title to the Property to Recipient by the Assignment, the Deed (subject only to the Conditions of Title, excluding any Title Defects which Contributor is obligated to cure hereunder) and the Lease Assignment. Delivery of title to the Land shall be evidenced by the willingness of the Title Company to issue, upon payment of its normal premium, the Title Policy.

6.2.    Escrow; Closing Date. The parties acknowledge that they shall open the Escrow with the Title Company within three (3) business days of the Effective Date. The parties also agree that the parties shall execute, deliver and deposit the Escrow Instructions, if any, to the Title Company within two (2) business days after the Title Company prepares and delivers them to the parties. The parties shall consummate the transaction contemplated by this Agreement for the Property through the Escrow on or before the Closing Date. Except as set forth in Sections 7.1 and 7.2, if the Escrow does not close on or before the Closing Date, then this Agreement shall automatically terminate and the Deposit shall be retained by Contributor, and except for the obligations of either party that survive termination, the parties shall have no further obligations to one another.

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6.3    Conflicting Demands. Should Title Company receive or become aware of conflicting demands or claims with respect to the Escrow, the rights of any party, or funds, documents or property deposited with Title Company, Title Company shall have the right to discontinue any further acts until such conflict is resolved to its satisfaction, and it shall have the further right to commence or defend any action for the determination of such conflict. The parties shall, immediately after demand therefore by Title Company, reimburse Title Company (in such respective proportions as Title Company shall determine) any reasonable attorneys’ fees and court costs incurred by Title Company pursuant to this Section 6.3.

6.4.    Deposit of Documents and Funds.

6.4.1.    By Contributor. Contributor shall deposit or cause to be deposited into the Escrow at least one (1) business day before the Closing Date the following documents executed and, if applicable, acknowledged by Contributor as required:

a.	Duplicate originals of the Assignment to each party;

b.	Original of the Deed;

c.	Duplicate originals of the Lease Assignment;

d.
A duly completed and executed affidavit of non-foreign status in compliance with Internal Revenue Code Section 1445 in the form attached hereto as Exhibit “G” attached hereto and incorporated herein by reference as if fully set forth at length;

e.	A duly completed and executed Form 593-C in compliance with California Revenue and Taxation Code Sections 18805 and 2613 for each Contributor;

f.	Such other documents as the Title Company may reasonably request or as may be reasonably requested to effect the transaction contemplated by this Agreement or to facilitate the Closing;

g.	A completed Accredited Investor Questionnaire, substantially in the form attached hereto as Exhibit “I”; and

h.	A counterpart signature page to the Partnership Agreement in the form attached hereto as Exhibit “K”.

6.4.2.    By Recipient. Recipient shall deposit or cause to be deposited into the Escrow at least one (1) business day before the Closing Date the following funds and documents:

a.
Cash, a cashier’s check issued by a federally-insured financial institution or wire transfer to Title Company in an amount (less the Deposit previously delivered) sufficient to pay Recipient’s portion of the closing and escrow charges, costs, expenses and fees pursuant to Section 6.7 and also plus an additional amount to pay any sums due and owing to Contributor pursuant to Section 6.6.1;

b.	Duplicate originals of the Assignment to each party;

c.	Duplicate originals of the Lease Assignment;

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d.	A duly completed respective preliminary change of ownership report in accordance with Revenue and Taxation Code Section 480.3 for the Land; and,

e.	Such other documents as the Title Company may reasonably request or as may be reasonably requested to effect the transaction contemplated by this Agreement or to facilitate the Closing.

To the extent not delivered to Recipient as of the Closing Date, all original Property Documents shall be delivered to Recipient as of the Closing Date outside of Escrow.

6.5.    Closing. No later than the Closing Date, the Title Company shall effectuate the Closing when: (i) the requirements of Section 6.4 have been satisfied; and, (ii) it is in a position to issue the Title Policy. As part of the Closing, the Title Company shall provide the following documents to the parties indicated:

a.	Providing an original of the Assignment to each party;

b.	Recording the Deed (marked for return to Recipient) against the Diego Ranch in the Stanislaus County Official Records;

c.	Providing a copy of the duly recorded Deed to Contributor after its recordation;

d.	Providing an original of the Lease Assignment to each party and a copy of same to Tenant;

e.	Issuing the Title Policy for the Land to Recipient;

f.	Delivering Contributor’s funds after deducting therefrom the amounts necessary to pay its portion of the Closing Costs, after adjusting for prorations;

g.	Obtaining written confirmation from the parties that they each have satisfied or waived all conditions outside of the Escrow prior to Closing;

h.	Preparing and delivering to each party a signed copy of the Title Company’s closing statement showing all receipts and disbursements of the Escrow prior to Closing; and,

i.	Confirming that all disclosures and notices have been given as required by any applicable Law or Governmental Agency were given upon or prior to Closing.

6.6.    Prorations.

6.6.1.    Generally. If all general, special, ordinary or extraordinary real and personal ad valorem taxes and assessments which are Conditions of Title arising out or, concerning or related in any way to the Property, including, without limitation, any licenses, fees, commercial rental tax, improvement bonds, levies, or other taxes (other than inheritance, personal income or estate taxes) levied or assessed against the Property or levied by any Governmental Agency (collectively the “Taxes”), for the year of Closing are not known or cannot be reasonably estimated, and solely to the extent not payable by Tenant under the Lease,

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such Taxes, if any, shall be prorated based on Taxes for the year prior to Closing. Contributor shall be responsible for all Taxes that are attributable to periods on and before the Closing Date. Recipient shall be responsible for all Taxes that are attributable to periods after the Closing Date. All costs, expenses, fees, income, payables, receivables, revenues and utilities, of the Property, including, without limitation, any payments related to the Property from the FARM SERVICE AGENCY, a federal public agency, and the Lease shall be prorated between the parties on the basis of the actual number of days in the month as of 12:01 a.m., Pacific Time, on the Closing, with all such credits prior to Closing attributed to Contributor and all such credits attributed to Recipient after the Closing. If the amount of any proration cannot be determined upon the Closing, the reconciliation and, if applicable, reimbursement shall be made between the parties as soon after the Closing as possible. Notwithstanding the foregoing, all prorations shall be deemed final six (6) months from the Closing.

6.6.2.    Final Adjustment After Closing. If final bills are not available or cannot be issued prior to Closing for any item being prorated under Section 6.6.1, then the parties agree to allocate such items on a fair and equitable basis in accordance with Section 6.6.1 as soon as such bills are available, final adjustment to be made as soon as reasonably possible after the Closing; provided, however, such final adjustment shall be made by the date which is sixty (60) days after the Closing. Payments in connection with the final adjustment shall be due within thirty (30) days of written notice. This Section 6.6.2 shall survive the Closing and the recordation of the Deed.

6.7.    Closing Costs. Closing Costs shall be allocated between the parties as set forth in Section 1.7. All other costs and expenses of Escrow and Closing shall be borne by the parties in accordance with custom and usage in the central San Joaquin Valley, California, and as set forth in the Escrow Instructions. In the event this Agreement is terminated by either party for failure of a condition set forth in this Agreement, or either party fails to Close the Escrow as provided herein, such terminating or defaulting party shall pay all charges, costs, expenses and fees of the Title Company incurred in connection with this transaction prior to such termination, including, without limitation, Escrow and title cancellation fees; provided, however, that in the event Recipient terminates this Agreement because Contributor is unwilling or unable to remove a Title Defect, Contributor shall pay all such costs and charges.

6.8.    Pre-Closing Settlement Statement. At least three (3) business days prior to the Closing, the parties shall provide to Title Company as much information as is then available to enable Title Company to prepare a pre-audit settlement statement setting forth in detail all prorations and adjustments contemplated by this Agreement, including, without limitation, Sections 6.6 and 6.7, based on the information available to Title Company. Title Company shall provide such pre-audit settlement statement to the parties and their respective legal counsel no later than two (2) business days prior to the Closing and shall include therewith an indication of any specific information remaining to be provided to Title Company by the parties to enable Title Company to show all final prorations and adjustments calculated by the parties, and required by this Agreement.

6.10.    Possession. Right to possession of the Property shall transfer to Recipient on the Closing, subject only to the Conditions of Title and the Lease. If applicable, Contributor shall transfer to Recipient on the Closing Date, to the extent in Contributor’s control, custody or possession, the originals of all permits and other documents to be transferred to Recipient under this Agreement which have not yet been delivered to Recipient, provided that Contributor may retain copies of all or any of the foregoing documents. This Section 6.10 shall survive the Closing and the recordation of the Deed.

6.11.    Notice to Tenant. Immediately after the Closing, the parties understand and agree that Recipient shall cause a “Notice to Tenant” to be sent to Tenant, informing it of the conveyance of title to the

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Property from Contributor to Recipient as of the Closing in substantially the same form attached hereto as Exhibit “H” and incorporated herein by reference as if fully set forth at length. This Section 6.11 shall survive the Closing and the recordation of the Deed.

ARTICLE VII. MISCELLANEOUS PROVISIONS

7.1.    Default by Recipient; Liquidated Damages. IF THE CLOSING DOES NOT OCCUR BY THE CLOSING DATE DUE TO THE DEFAULT OR BREACH BY RECIPIENT UNDER THIS AGREEMENT (AND THUS NOT AS A RESULT OF THE TIMELY DISAPPROVAL BY RECIPIENT OF ANY CONTINGENCY CONTAINED HEREIN, OR DUE TO THE DEFAULT OR BREACH BY CONTRIBUTOR), THE PARTIES AGREE THAT CONTRIBUTOR SHALL BE PAID THE DEPOSIT AND ANY INTEREST ACCRUED THEREON AS LIQUIDATED DAMAGES, WHICH SUM THE PARTIES AGREE IS A REASONABLE SUM CONSIDERING ALL OF THE CIRCUMSTANCES EXISTING ON THE EFFECTIVE DATE OF THIS AGREEMENT, INCLUDING THE RELATIONSHIP OF THE AMOUNT TO THE RANGE OF HARM TO CONTRIBUTOR THAT REASONABLY COULD BE ANTICIPATED, AND THE ANTICIPATION THAT PROVING ACTUAL DAMAGES WOULD BE COSTLY, IMPRACTICABLE AND EXTREMELY DIFFICULT. THE PARTIES FURTHER AGREE THAT, EXCEPT AS TO RECIPIENT’S OBLIGATION OF INDEMNITY AND DUTY TO DEFEND IN SECTION 5.1(a), SUCH AMOUNT SHALL BE THE SOLE DAMAGES, AND THE SOLE AND EXCLUSIVE REMEDY OF CONTRIBUTOR, LEGAL, EQUITABLE OR OTHERWISE, INCLUDING SPECIFIC PERFORMANCE, DAMAGES AND ALL OTHER LEGAL OR EQUITABLE REMEDIES, AS A RESULT OF THE CLOSING NOT OCCURRING BY THE CLOSING DATE DUE TO RECIPIENT’S DEFAULT OR BREACH UNDER THIS AGREEMENT, AND THAT, IN SUCH EVENT, RECIPIENT SHALL HAVE NO FURTHER RIGHT TO PURCHASE THE PROPERTY OR OTHER RIGHTS UNDER THIS AGREEMENT, THROUGH SPECIFIC PERFORMANCE OR OTHERWISE. THE PARTIES FURTHER AGREE THAT THIS SECTION 7.1 SHALL SPECIFICALLY CONSTITUTE A WAIVER OF CONTRIBUTORS RIGHT TO SPECIFIC PERFORMANCE, AS SET FORTH IN CALIFORNIA CIVIL CODE SECTIONS 1680 AND 3389 AND ANY INTERPRETIVE CASE LAW UNDER SUCH SECTIONS, INCLUDING BLEECHER V. CONTE (1981) 29 CAL.3D 345. THE PARTIES FURTHER AGREE THAT RETENTION OF THE DEPOSIT BY CONTRIBUTOR AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT INSTEAD IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO CONTRIBUTOR PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. IN PLACING THEIR INITIALS AT THE PLACES PROVIDED BELOW, EACH PARTY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS EITHER REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS MADE, OR WAS ADVISED TO SEEK INDEPENDENT LEGAL ADVICE REGARDING THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.

IF THE CLOSING DOES NOT OCCUR BY THE CLOSING DATE DUE SOLELY TO SUCH A DEFAULT OR BREACH BY RECIPIENT UNDER THIS AGREEMENT (AND THUS NOT AS A RESULT OF THE TIMELY DISAPPROVAL BY RECIPIENT OF ANY CONTINGENCY CONTAINED HEREIN, OR DUE TO THE DEFAULT OR BREACH BY CONTRIBUTOR), THEN CONTRIBUTOR MAY COLLECT SUCH LIQUIDATED DAMAGES FROM RECIPIENT BY MAKING WRITTEN DEMAND ON RECIPIENT AND THE TITLE COMPANY, IF THE DEPOSIT IS BEING HELD BY THE TITLE COMPANY.

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UNDER NO CIRCUMSTANCES SHALL ANY INDIVIDUAL MEMBER, DIRECTOR, MANAGER, OFFICER OR EMPLOYEE OF RECIPIENT HAVE ANY LIABILITY ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT.

/s/ AH                /s/ LP
Contributor’s Initials            Recipient’s Initials

7.2.    Default by Contributor. In the event the Closing and the consummation of a transaction contemplated by this Agreement does not occur as a result of any default by Contributor, Recipient’s sole remedies shall be to either: (i) terminate this Agreement and receive a refund of the Deposit together with reimbursement of actual third party out of pocket costs incurred by Recipient in connection with its “due diligence” investigation of the Property in an aggregate sum not to exceed Ten Thousand Dollars and No Cents ($10,000.00); or, (ii) file an action against Contributor for specific performance of this Agreement. Recipient’s failure to file an action for specific performance within ninety (90) days of any claimed breach by Contributor shall be deemed to be a waiver of that remedy. In no event shall Recipient be entitled to or seek any form of monetary damages from Contributor, including but not limited to punitive, compensatory, general, special and/or incidental damages, except as set forth in this Section 7.2. Under no circumstances shall Contributor’s agents, conservators, directors, employees, guardians, managers, members, officers, representatives stockholders or trustees, as applicable, have any liability to Recipient for any claims made by Recipient arising out of or connected to this Agreement.

7.3.    Limitation of Liability. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY’S GENERAL PARTNERS, LIMITED PARTNERS, MEMBERS, MANAGERS, AGENTS, INDEPENDENT CONTRACTORS, CONSULTANTS (INCLUDING, WITHOUT LIMITATION, ACCOUNTANTS AND ATTORNEYS), EMPLOYEES AND/OR REPRESENTATIVES, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF, HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE. THE FOREGOING LIMITATION ON LIABILITY SHALL SURVIVE THE CLOSING AND THE RECORDATION OF THE DEED, OR ANY EARLIER TERMINATION OF THIS AGREEMENT AND SHALL NOT DIMINISH OR OTHERWISE AFFECT THE PARTY’S WAIVERS AND RELEASES IN ANY OTHER CONDITION, PROVISION OR TERM OF THIS AGREEMENT.

/s/ AH                /s/ LP
Contributor’s Initials            Recipient’s Initials

7.4.    Remedies Exclusive; Exercise of Remedies. The remedies specified herein for the enforcement of this Agreement are exclusive; provided, however, nothing contained herein is intended to abrogate, modify or affect either party’s right to be indemnified, held harmless and defended as expressly set forth in this Agreement, it being understood that such obligations of the parties shall survive termination of this Agreement and, if applicable, the Closing and the recordation of the Deed. The exercise of any right or remedy by either party pursuant to this Agreement shall not in any way constitute a cure or waiver of any default hereunder, invalidate any act done pursuant to any notice of default, or prejudice either party in the exercise of any of their respective rights pursuant to this Agreement.

7.5.    Attorneys’ Fees and Disbursements. In the event of any arbitration, litigation or other dispute between the parties in connection with the interpretation, performance or enforcement of this Agreement,

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the prevailing party in such arbitration, litigation or other dispute shall be entitled, in addition to equitable relief or damages or both or other relief, to be reimbursed by the nonprevailing party for all reasonable costs and expenses of the arbitration, litigation, or other dispute including, without limitation, arbitration costs, arbitrator’s fees court costs, expert witness fees, investigation costs and such reasonable attorneys’ fees and disbursements, incurred therein by such prevailing party or parties and, if such prevailing party or parties shall recover judgment in any such action or proceedings, such costs, expenses and attorneys’ fees may be included in and as a part of such judgment. The prevailing party or parties shall be the party who is entitled to recover his costs of suit, whether or not the suit proceeds to final judgment. If no costs of suit are awarded, the arbitrator(s) or court, as applicable, shall determine the prevailing party. Notwithstanding the foregoing, in the event the parties agree to mediate a dispute, each party shall pay its own costs and expenses, including attorney’s fees and disbursements, of mediation.

7.6.    Notices. All notices, demands, or other communications that either party desires or is required or permitted to give or make to the other party under or pursuant to this Agreement (collectively referred to as “notices”) shall be made or given in writing and shall either be: (i) personally served; (ii) sent by registered or certified mail, postage prepaid, return receipt requested; (iii) sent by facsimile (“fax”) or electronic mail (“email”); or, (iv) sent by a nationally recognized commercial delivery service or courier (such as Federal Express). All notices shall be addressed or faxed to or sent via e-mail to or personally served on the parties as set forth in Section 1.8. Counsel for a party may give notice on behalf of that party. Notices given by a party pursuant to the alternative methods described in this Section 7.6 shall be deemed to have been delivered to and received by the other party at the following times: (a) for notices personally served, on the date of hand delivery to the other party or its duly authorized employee, representative, or agent; (b) for notices given by registered or certified mail, on the date shown on the return receipt as having been delivered to and received by the other party or parties; (c) for notices given by fax or email, on the date the notice is faxed or sent by e-mail to the other party or parties; provided, however, that notices given by fax or e-mail, shall not be effective unless either: (i) a duplicate copy of such faxed notice is promptly given by first-class mail, postage prepaid, or commercial courier, and addressed as provided above, or (ii), in the case of a fax, the sending party’s facsimile equipment is capable of providing a written confirmation of the receiving party’s receipt of such notice; provided further, however, any notice given by fax or e-mail shall be deemed received on the next business day if such notice is received after 5:00 p.m. (recipient’s time) or on a nonbusiness day; or, (d) for notices delivered by commercial courier, on the day on which same has been delivered by the courier as evidenced by the receipt provided by such courier to the party giving notice. Each party shall make an ordinary, good faith effort to ensure that it will accept or receive notices that are given in accordance with this Section 7.6, and that any person to be given notice actually receives such notice. A party may change or supplement its designated agent, address, or fax number given above, or designate additional agents, addresses or fax numbers for notice purposes, by giving notice to the other party in the manner set forth in this Section 7.6, provided that any such address change shall not be effective until five (5) days after the notice is delivered or received by the other party.

7.7.    Survival of Covenants. Subject to Sections 5.1 and 5.2, each of the covenants contained in this Agreement shall, to the extent applicable, survive the performance of the executory provisions of this Agreement, the Closing, and the recordation of the Deed, which will not effectuate a merger of interests unless otherwise expressly noted.

7.8.    Further Assurances. The parties shall in good faith cooperate with each other in satisfying all conditions contained in this Agreement, including, without limitation, executing any and all documents required to be executed by Contributor as record owner of the Property to accomplish any verifications, approvals or determinations. Contributor specifically shall cooperate in good faith with Recipient in satisfying all conditions contained in Article IV, including, without limitation, the execution of any and all documents

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required to be executed by Contributor as record owner of the Property to accomplish any verifications, approvals or determinations. Each party shall execute and deliver any and all additional papers, documents or other assurances and shall perform any further acts that may be reasonably necessary to carry out the intent of the parties and the provisions of this Agreement.

7.9.    Binding Effect. Subject to Section 7.10, this Agreement shall inure to and for the benefit of and be binding upon each party’s respective parent, subsidiary or affiliated organizations, administrators, agents, attorneys, beneficiaries, conservators, custodians, directors, employees, executors, guardians, heirs, independent contractors, joint venturers, members, officers, partners, predecessors, representatives, servants, stockholders, successors, trustees and all others acting for, under, or in concert with it, including associations, corporations, limited liability companies, and general or limited partnerships, present and future.

7.10.    Assignability. Notwithstanding Section 7.9, any assignment by either party of its rights and duties, obligations and responsibilities under this Agreement shall be subject to the other party’s prior written consent, exercisable in its sole and absolute discretion, provided that no such assignment shall relieve the assigning party of its duties, obligations and responsibilities under this Agreement; provided, however, that notwithstanding anything herein to the contrary, Recipient shall be entitled to direct the Contributor to convey the Property at Closing to an entity that is, directly or indirectly, wholly owned and controlled by Recipient.

7.11.    No Third Party Beneficiary. This Agreement is made for the sole benefit of the parties and their respective successors and permitted assigns and no other person or persons shall have any right of action hereon.

7.12.    Entire Agreement. This Agreement, including the attached exhibits (all of which are incorporated by this reference), supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to such matter, and each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement, including the attached exhibits, shall be valid or binding. The exhibits are an integral part of this Agreement.

7.13.    Modification. This Agreement may be modified only by a written document signed by the parties.

7.14.    Partial Invalidity. If any condition, covenant, provision or term of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and each remaining condition, covenant, provision or term of this Agreement shall be valid and shall be enforced to the fullest extent permitted by Law it being the intent of the parties each to receive the material benefit of their bargain.

7.15.    Waiver. Notwithstanding any agreement between the parties, the waiver by any party of a breach of any provision of this Agreement shall not be deemed a continuing waiver or waiver of any subsequent breach whether of the same or another provision thereof.

7.16.    Governing Law; Venue. This Agreement shall be construed and enforced in accordance with the internal Laws, and not the Law of conflicts, of the State of California, where it is to be executed, delivered and performed. This Agreement is entered into and is to be performed in Kern County, California,

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and accordingly the only appropriate venue for a dispute under this Agreement is in the Kern County Superior Court, Metropolitan District. The parties hereby expressly consent to the jurisdiction by the Kern County Superior Court, Metropolitan District.

7.17.    No Recordation of Memorandum of Agreement. The parties agree that no memorandum of this Agreement shall be recorded against the Property in either the Stanislaus County Official Records. Upon the termination of this Agreement without consummating the transaction contemplated thereunder, Recipient agrees to execute and acknowledge and then record quitclaim deeds in favor of Contributor in the Stanislaus County Official Records.

7.18.    Time of the Essence. Time is of the essence under this Agreement.

7.19.    Separate Counterparts; Facsimile & Electronic Signatures. This Agreement shall be executed in two (2) separate counterparts, each of which, when so executed, shall be deemed to be an original and to constitute the one and same contract. This Agreement may be signed and signatures transmitted by facsimile, and any such facsimile copy shall be equivalent to a binding signed original for all purposes, and the party transmitting facsimile signatures shall transmit original “hard copies” of the signature pages as provided in Section 7.6 within twenty-four (24) hours after transmission of such facsimile copy. This Agreement may also be executed electronically, whether using an electronic signature and delivery service such as DocuSign or eSignLive, or by use of electronically copied/saved and transmitted executed documents, such as by emailing a PDF of the signed document. The Parties expressly agree that the actual execution and delivery of this Agreement by electronic means shall specifically be governed by the Electronic Signatures in Global and National Commerce Act (ESIGN), 15 U.S.C § 7001, and the governing law applicable to the remainder of the agreement shall be as otherwise stated herein.

7.20.    Warranties of the Parties. Each party understands, acknowledges, agrees, represents and warrants to the other party that it has received independent legal advice from its attorneys with respect to the advisability of entering into this Agreement or has intentionally elected not to seek the advice of counsel and has carefully reviewed and considered the terms and conditions of this Agreement, that it is empowered to execute this Agreement, and that its execution of this Agreement is free and voluntary.

7.21.    Authority of the Parties. Where required in this Agreement or by the Title Company, the parties shall deliver documentation that authorizes the transaction contemplated herein and also evidences the authority of the individuals or officers who are empowered to execute and carry out the terms of this Agreement.

7.22.    Broker’s Commissions. Each party represents and warrants to the other parties that there is no broker, finder or intermediary with whom they have dealt in connection with the transaction contemplated under this Agreement. In the event of any such claims for brokers’ or finders’ fees or commissions in connection with the negotiation, execution or consummation of this Agreement, the party through whom said broker, salesman or other person makes its claim shall indemnify and hold harmless the other party from said claim and all liabilities, costs and expenses related thereto, including reasonable attorney’s fees, that may be incurred by such other party in connection with such claim. The foregoing indemnity shall survive the Closing and the recordation of the Deed.

7.23.    Confidentiality. Recipient entered into a non-disclosure agreement with Contributor effective as of March 11, 2016 (“NDA”). The NDA is hereby incorporated by reference. Prior to Closing, the parties shall hold as confidential and shall not disclose to any third party either the conditions, covenants, provisions or terms of this Agreement, the transaction contemplated under this Agreement, activities and

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information acquired during the Due Diligence Period related to Contributor, Tenant or the Property and Recipient shall not disclose to any third party any information received, obtained or discovered relating in any manner to the Property, Contributor and Tenant, unless such disclosure is made to either party’s financial, legal or tax advisors, partners, members, and investors on a confidential basis, is required by applicable Law or the other party consents in writing to the disclosure, without first obtaining the written consent of the other party.

7.24    Rule 3-14 Audit. Contributor agrees to reasonably cooperate, at no cost or expense to Contributor, with Recipient in connection with any SEC Regulation SX Rule 3-14 audit that Recipient may conduct with respect to the Property within one (1) year after the Closing Date.

7.26.    Effectiveness. This Agreement shall become effective as of the Effective Date upon its execution and delivery by all of the parties.

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DATED: September 13, 2016	SAN JOAQUIN FARMS, LLC, a Washington limited liability company authorized to do business in the State of California as WASHINGTON SAN JOAQUIN FARMS, LLC (“Contributor”)

By:        /s/ Alan Heuberger
[Print]        Alan Heuberger
Its:        Authorized Signatory

DATED: September 13, 2016	GLADSTONE LAND LIMITED PARTNERSHIP, a Delaware limited partnership (“Recipient”)

By:	GLADSTONE LAND PARTNERS, LLC, a Delaware limited liability company

Its:	General Partner

By:	GLADSTONE LAND CORPORATION, a Maryland corporation

Its:	Manager

By:        /s/ Lewis Parrish
[Print]:        Lewis Parrish
Its:        CFO

ACCEPTANCE BY TITLE COMPANY:

Title Company hereby acknowledges that it has received a fully executed counterpart of this Agreement and agrees to act as Title Company thereunder and to be bound by and perform the terms thereof as such terms apply to Title Company.

DATED: September 13, 2016	CHICAGO TITLE INSURANCE COMPANY, a Nebraska corporation (“Title Company”)

By:        /s/ Melodie Rochelle
MELODIE T. ROCHELLE
Its:    Vice President, Sr. Commercial Title Officer

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118/70980-3/TRANSACTION DOCUMENTS/CONTRIBUTION DIEGO (CLADSTONE) (C&B 090516)

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EXHIBITS

EXHIBIT	NAME OF EXHIBIT
“A”	LEGAL DESCRIPTION OF THE LAND
“B”	THE EXCLUDED IMPROVEMENTS
“C”	THE FORM OF THE ASSIGNMENT
“D”	THE FORM OF THE DEED
“E”	THE FORM OF LEASE ASSIGNMENT
“F”	THE FORM OF THE TENANT ESTOPPEL CERTIFICATE
“G”	THE FORM OF THE FEDERAL FIRPTA CERTIFICATE
“H”	THE FORM OF THE NOTICE TO TENANT
“I”	THE ACCREDITED INVESTOR QUESTIONNAIRE
“J”	SECURITIES LAW REPRESENTATIONS
“K”	COUNTERPART SIGNATURE PAGE TO PARTNERSHIP AGREEMENT

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EXHIBIT “A”

Legal Description of the Land

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE UNINCORPORATED AREA IN COUNTY OF STANISLAUS, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS:

PARCEL ONE:

THAT PORTION OF SECTION 14, TOWNSHIP 4 SOUTH, RANGE 13 EAST, MOUNT DIABLO BASE AND MERIDIAN, LYING IN STANISLAUS COUNTY.

Stanislaus County Assessor’s Parcel No.: 020-010-003

PARCEL TWO:

THAT PORTION OF THE WEST HALF OF SECTION 13, TOWNSHIP 4 SOUTH, RANGE 13 EAST, MOUNT DIABLO BASE AND MERIDIAN, LYING IN STANISLAUS COUNTY.

Stanislaus County Assessor’s Parcel No. 020-010-004

Stanislaus County Assessor’s Parcel Nos. 020-010-003 and -004

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EXHIBIT “B”

The Excluded Improvements

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EXHIBIT “C”

The Form of the Assignment

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EXHIBIT “D”

The Form of the Deed

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EXHIBIT “E”

The Form of the Lease Assignment

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EXHIBIT “F”

The Form of the Tenant Estoppel Certificate

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EXHIBIT “G”

The Form of the Federal FIRPTA Certificate

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EXHIBIT “H”

The Form of the Notice to Tenant

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EXHIBIT “I”

ACCREDITED INVESTOR QUESTIONNAIRE

The undersigned (the “Contributor”) hereby certifies to Gladstone Land Limited Partnership, a Delaware limited Partnership (the “Partnership”), that as of [●], 2016 (the “Certification Date”), one or more of the following categories of “accredited investor” (as defined in Rule 501(a) of the Securities and Exchange Commission (the “SEC”)) correctly describes the undersigned, and the undersigned has indicated in the appropriate place which provision(s) below so describe(s) the undersigned (check all that apply):

___
A natural person whose individual net worth, or joint net worth with such person’s spouse, is in excess of $1,000,000. For purposes of this determination, (i) such person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by such person’s primary residence, up to the estimated fair market value of the primary residence as of the date hereof, shall not be included as a liability (except that if the amount of such indebtedness outstanding as of the date hereof exceeds the amount that was outstanding on the date 60 days prior to the date hereof, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by such person’s primary residence in excess of the estimated fair market value of the primary residence as of the date hereof shall be included as a liability.

___
A natural person who had an individual income in excess of $200,000 or joint income with such person’s spouse in excess of $300,000 in each of the last two calendar years and who reasonably expects to reach the same income level in the current calendar year.

___
A corporation, Massachusetts or similar business trust, partnership, limited liability company, or organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring a limited partnership interest in the Partnership, with total assets in excess of $5,000,000.

___
A bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”)) or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act), whether acting in regard to this investment in its individual or a fiduciary capacity.

___	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___	An insurance company (as defined in Section 2(a)(13) of the Securities Act).

___	An investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

___	A business development company (as defined in Section 2(a)(48) of the Investment Company Act).

___	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

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___
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of $5,000,000.

___
An employee benefit plan (an “ERISA Plan”) within the meaning of Title I of Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whose decision to purchase a limited partnership interest in the Partnership was made by a plan fiduciary (as defined in Section 3(21) of ERISA) that is either a bank, savings and loan association, insurance company or registered investment adviser.

___	An ERISA Plan with total assets in excess of $5,000,000.

___	A private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940).

___
A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring a limited partnership interest in the Partnership, whose purchase of such limited partnership interest is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

___	An entity in which all of the equity owners fit into at least one of the categories checked above.

___	None of the above apply.

DATED: September____, 2016	SAN JOAQUIN FARMS, LLC, a Washington limited liability company authorized to do business in the State of California as WASHINGTON SAN JOAQUIN FARMS, LLC (“Contributor”)

By:
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Its:

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND LIMITED PARTNERSHIP
CONTRIBUTION AGREEMENT (C&B 090516)                                PAGE 50 OF 58

EXHIBIT “J”

SECURITIES LAW REPRESENTATIONS

1.Representations. In deciding to engage in the Transactions, including the acquisition of the OP Units, neither the Contributor nor any equity holder thereof is relying upon any representations made to it by the Recipient Parties, or any of their respective partners, officers, employees, or agents that are not contained herein. The Contributor is aware of the risks involved in investing in the OP Units and in the shares of common stock, par value $0.01 per share, of the REIT (“Common Stock”) that may be issuable at the REIT’s election upon redemption of such OP Units in accordance with the Partnership Agreement.

2.No Registration. The Contributor and each equity holder thereof understands that the offer and sale of the OP Units have not been registered under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”) or any state securities laws, and are instead being offered and sold in reliance on an exemption from such registration requirements and that the REIT’s and the Operating Partnership’s reliance on such exemption is predicated in part on the accuracy and completeness of the representations and warranties of the Contributor contained herein.

3.Investment Intent. The Contributor is acquiring the OP Units solely for its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of such OP Units. The Contributor agrees and acknowledges that except as permitted by the Partnership Agreement and this Contribution Agreement, it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (each, a “Transfer”) any of the OP Units, unless (i) the Transfer is pursuant to an effective registration statement under the Act and qualification or other compliance under applicable blue sky or state securities laws, or (ii) counsel for the Contributor (which counsel shall be reasonably acceptable to the REIT) shall have furnished the REIT and the Operating Partnership with an opinion, reasonably satisfactory in form and substance to the REIT and the General Partner, to the effect that no such registration is required because of the availability of an exemption from registration under the Act. The Contributor acknowledges the additional restrictions on Transfer imposed by the REIT Charter and the Partnership Agreement.

4.Knowledge. The Contributor is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer imposed by applicable securities laws and as described in this Agreement and the Partnership Agreement. The Contributor is able to bear the economic risk of holding the OP Units for an indefinite period and is able to afford the complete loss of its investment in the OP Units; the Contributor has received and reviewed all information and documents about or pertaining to the REIT and the Operating Partnership, the business and prospects of the REIT and the Operating Partnership, and the issuance of the OP Units, as the Contributor deems necessary or desirable, and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the REIT, the Operating Partnership, the business and prospects of the REIT and the Operating Partnership, and the OP Units, which the Contributor deems necessary or desirable to evaluate the merits and risks related to its investment in the OP Units.

5.Holding Period; Restrictions. The Contributor acknowledges that it has been advised that: (i) the OP Units issued pursuant to this Agreement are “restricted securities” (unless registered in accordance

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND LIMITED PARTNERSHIP
CONTRIBUTION AGREEMENT (C&B 090516)                                PAGE 51 OF 58

with applicable U.S. securities laws) under applicable federal securities laws and may be disposed of only pursuant to an effective registration statement or an exemption therefrom and the Contributor understands that the Operating Partnership has no obligation or intention to register the issuance or the resale of any of the OP Units); accordingly, the Contributor may have to bear indefinitely the economic risks of an investment in the OP Units; (ii) a restrictive legend in the form hereafter set forth shall be placed on the OP Unit certificates (if any); and (iii) a notation shall be made in the records of the Operating Partnership or the applicable transfer agent, if any, indicating that the OP Units are subject to restrictions on transfer and ownership, including those set forth in the Partnership Agreement.

6.Value. The Contributor understands that no federal agency (including the Securities and Exchange Commission) or state agency has made or will make any finding or determination as to the fairness of an investment in the OP Units.

7.Lack of Market for OP Units. The Contributor understands that there is no established public, private or other market for the OP Units to be acquired by the Contributor hereunder and it is not anticipated that there will be any public, private or other market for such OP Units in the foreseeable future.

8.Legend on Certificates Representing Shares of Common Stock. The Contributor acknowledges that any certificate representing shares of Common Stock that may be issuable at the REIT’s election upon redemption of OP Units shall bear, the following legend, together with any legends required by the REIT Charter:

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND IN CASE (I) OR (II), UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND LIMITED PARTNERSHIP
CONTRIBUTION AGREEMENT (C&B 090516)                                PAGE 52 OF 58

9.Legend on Certificates Representing OP Units. Each OP Unit certificate, if any, issued pursuant to this Agreement shall bear the following legend:

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND IN CASE (I) OR (II), UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

THIS CERTIFICATE IS NOT NEGOTIABLE. THE LIMITED PARTNERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY AND TRANSFERABLE ONLY IN ACCORDANCE WITH (A) THE PROVISIONS OF THE FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF GLADSTONE LAND LIMITED PARTNERSHIP, AS AMENDED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME AND (B) ANY APPLICABLE FEDERAL OR STATE SECURITIES OR BLUE SKY LAWS.

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND LIMITED PARTNERSHIP
CONTRIBUTION AGREEMENT (C&B 090516)                                PAGE 53 OF 58

EXHIBIT “K”

COUNTERPART SIGNATURE PAGE TO PARTNERSHIP AGREEMENT
The undersigned has thoroughly and carefully read the First Amended and Restated Agreement of Limited Partnership of Gladstone Land Limited Partnership, a Delaware limited partnership, dated as of October 7, 2014, and hereby adopts, agrees and assents to all provisions of said First Amended and Restated Agreement of Limited Partnership, as modified and amended.

CONTRIBUTOR:

SAN JOAQUIN FARMS, LLC, a Washington limited liability company authorized to do business in the State of California as WASHINGTON SAN JOAQUIN FARMS, LLC (“Contributor”)

By:
[Print]
Its:

20319158.4

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND LIMITED PARTNERSHIP
CONTRIBUTION AGREEMENT (C&B 090516)                                PAGE 54 OF 58